SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 5, 2000



                           CELESTIAL SEASONINGS, INC.
                  (Exact name of registrant as specified in charter)



Delaware 0-22018 84-1097571       0-22018                       84-1097571
(State or other jurisdiction    (Commission File Number)     (IRS Employerof
 of incorporation)                                           Identification No.)

              4600 Sleepytime Drive, Boulder, Colorado 80301-3292
               (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, includiing area code (303) 530-5300




                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

On March 5, 2000, the Registrant ("Celestial") entered into an Agreement and Plan of Merger (the "Merger Agreement") with The Hain Food Group, Inc. ("Hain"). The Merger Agreement contemplates that following approval of the stockholders of Celestial and Hain, a wholly-owned subsidiary of Hain will merge with and into Celestial and Celestial will become a wholly-owned subsidiary of Hain. Under the terms of the Merger Agreement, 1.265 shares of Hain common stock will be exchanged for each outstanding share of Celestial common stock. The merger is intended to qualify as a tax-free reorganization for federal income tax purposes and as a "pooling of interests" for accounting purposes. Consummation of the acquisition is subject to certain conditions, including the approval of the stockholders of both Celestial and Hain and satisfaction of the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

A copy of the Merger Agreement and two related voting agreements dated March 5, 2000 and the press release jointly issued by Celestial and Hain on March 6, 2000 are attached hereto as Exhibits and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Item       Exhibit

2.1 Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Celestial Seasonings, Inc. dated March 5, 2000.

10.1 Voting Agreement between Irwin D. Simon and Celestial Seasonings, Inc. dated March 5, 2000.

10.2 Voting Agreement between Mo Siegel and The Hain Food Group, Inc. dated March 5, 2000.

99.1     Press Release dated March 6, 2000.




                                    * * * * *

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CELESTIAL SEASONINGS, INC.
                                                  (Registrant)



March 14, 2000                               /s/ Marie A. Gambon
                                             Marie A. Gambon
                                             Vice President - Human Resources

EXHIBIT INDEX

Exhibit No.      Description

2.1 Agreement and Plan of Merger by and between The Hain Food Group, Inc. and Celestial Seasonings, Inc. dated March 5, 2000

10.1 Voting Agreement between Irwin D. Simon and Celestial Seasonings, Inc. dated March 5, 2000

10.2 Voting Agreement between Mo Siegel and the Hain Food Group, Inc. dated March 5, 2000

99.1             Press release dated March 6, 2000

                                                                  Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                            THE HAIN FOOD GROUP, INC.

                                       AND

                           CELESTIAL SEASONINGS, INC.

                                   dated as of

                                  March 5, 2000

                                TABLE OF CONTENTS

                                                                        Page
                                  ARTICLE I

                                   MERGER

1.1     Formation of Hain Subsidiary.......................................2
1.2     The Merger.........................................................2
1.3     Closing............................................................2
1.4     Filing.............................................................2
1.5     Effective Time of the Merger.......................................2

                                   ARTICLE II

          CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS

2.1     Certificate of Incorporation.......................................3
2.2     By-Laws............................................................3
2.3     Directors and Officers of the Surviving Corporation................3
2.4     Board of Directors.................................................3

                                   ARTICLE III

                   EFFECT OF THE MERGER; CONVERSION OF SHARES

3.1     Effect on Capital Stock............................................4
        (a)      Hain Subsidiary Common Stock..............................4
        (b)      Cancellation of Treasury Stock............................4
        (c)      Conversion of Company Shares..............................4
3.2     Exchange of Certificates...........................................5
        (a)      Exchange Agent............................................5
        (b)      Exchange Procedures.......................................5
        (c)      Exchange of Certificates..................................5
        (d)      Distributions with Respect to Unsurrendered Certificates..6
        (e)      No Further Rights in Company Shares.......................6
        (f)      No Fractional Shares......................................7
        (g)      Termination of Exchange Fund..............................7
        (h)      No Liability..............................................7
        (i)      Withholding Rights........................................8
        (j)      Lost Certificates.........................................8
        (k)      Anti-Dilution.............................................8
3.3     Stock Transfer Books...............................................8

                                   ARTICLE IV

                          CERTAIN EFFECTS OF THE MERGER

4.1     Effect of the Merger................................................8
4.2     Further Assurances..................................................9

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5.1     Organization and Qualification..................................... .9
5.2     Capital Stock of Subsidiaries.......................................10
5.3     Capitalization.................. ...................................10
5.4     Authority Relative to This Agreement................................10
5.5     No Violations, etc..................................................11
5.6     Commission Filings; Consolidated Financial Statements...............12
5.7     Absence of Changes or Events........................................13
5.8     Joint Proxy Statement...............................................14
5.9     Litigation..........................................................14
5.10    Property and Leases.................................................15
        5.11     Employment and Labor Contracts................ ............15
5.12    Labor Matters.......................................................15
5.13    Compliance with Law.................................................16
5.14    Board Recommendation................................................16
5.15    Intellectual Property...............................................16
5.16    Taxes...............................................................17
5.17    Employee Benefit Plans; ERISA.......................................19
5.18    Environmental Matters...............................................20
5.19    Disclosure..........................................................22
5.20    Absence of Undisclosed Liabilities..................................22
5.21    Finders or Brokers..................................................22
5.22    Rights Agreement....................................................23
5.23    Opinion of Financial Advisor........................................23
5.24    Insurance...........................................................23
5.25    Tax Free Reorganization.............................................23
5.26    Full Disclosure.....................................................23

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF HAIN

6.1     Organization and Qualification......................................24
6.2     Capital Stock of Subsidiaries.......................................24
6.3     Capitalization......................................................24
6.4     Authority Relative to This Agreement................................25
6.5     No Violations, etc..................................................25
6.6     Commission Filings; Financial Statements............................26
6.7     Absence of Changes or Events........................................27
6.8     Joint Proxy Statement...............................................28
6.9     Litigation..........................................................28
6.10    Property and Leases.................................................28
6.11    Labor Matters.......................................................29
6.12    Compliance with Law.................................................29
6.13    Board Recommendation................................................30
6.14    Intellectual Property...............................................30
6.15    Taxes...............................................................30
6.16    Disclosure..........................................................31
6.17    Absence of Undisclosed Liabilities..................................31
6.18    Finders or Brokers..................................................31
6.19    Opinion of Financial Advisor........................................31
6.20    Environmental Matters...............................................32
6.21    Employee Benefit Plans; ERISA.......................................33
6.22    Insurance...........................................................33
6.23    Tax Free Reorganization.............................................33
6.24    Full Disclosure.....................................................33

                                   ARTICLE VII

                             CONDUCT OF BUSINESS OF

                     THE COMPANY AND HAIN PENDING THE MERGER

7.1     Conduct of Business of the Company Pending the Merger...............34
7.2     Conduct of Business of Hain Pending the Merger......................36

                                  ARTICLE VIII

                            COVENANTS AND AGREEMENTS

8.1     Preparation of the Registration Statement; Stockholder Meeting......37
8.2     Letters and Consents of the Company's Accountants...................39
8.3     Letters and Consents of Hain's Accountants..........................39
8.4     Additional Agreements; Cooperation..................................39
8.5     Publicity...........................................................40
8.6     No Solicitation.....................................................41
8.7     Access to Information...............................................42
8.8     Notification of Certain Matters.....................................43
8.9     Resignation of Directors............................................43
8.10    Indemnification and Insurance.......................................43
8.11    Fees and Expenses...................................................43
8.12    Affiliates and Pooling Agreements...................................43
8.13    Nasdaq Listing......................................................44
8.14    Stockholder Litigation..............................................44
8.15    Company Employees...................................................44

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

9.1     Conditions to Each Party's Obligation to Effect the Merger.........46
        (a)      Stockholder Approvals.....................................46
        (b)      HSR Act  47
        (c)      No Injunctions or Restraints..............................46
        (d)      Pooling of Interests; Consents............................46
        (e)      Registration Statement....................................46
        (f)      Nasdaq Listing............................................46
        (g)      Consents and Approvals....................................47
9.2     Conditions to Obligations of Hain..................................47
        (a)      Representations and Warranties............................47
        (b)      Performance of Obligations of the Company.................47
        (c)      No Material Adverse Change................................47
        (d)      Affiliate Letters.........................................47
        (e)      Tax Opinion...............................................47
9.3     Conditions to Obligations of the Company...........................48
        (a)      Representations and Warranties............................48
        (b)      Performance of Obligations of Hain and Hain Subsidiary....48
        (c)      No Material Adverse Change................................48
        (d)      Tax Opinion...............................................48

                                    ARTICLE X

                                   TERMINATION

10.1    Termination........................................................49
10.2    Effect of Termination..............................................50

                                   ARTICLE XI

                                  MISCELLANEOUS

11.1    Nonsurvival of Representations and Warranties......................52
11.2    Waiver.............................................................52
11.3    Notices............................................................52
11.4    Counterparts.......................................................53
11.5    Interpretation.....................................................53
11.6    Amendment..........................................................54
11.7    No Third Party Beneficiaries.......................................54
11.8    Governing Law......................................................54
11.9    Enforcement........................................................54
11.10   Entire Agreement...................................................54
11.11   No Recourse Against Others.........................................54
11.12   Validity...........................................................55

                              DISCLOSURE SCHEDULES

Company Disclosure Schedules

Section

5.1.     Organization and Qualification
5.2      Capital Stock of Subsidiaries
5.3.     Capitalization
5.5      No Violations, Etc.
5.11.    Employment and Labor Contracts
5.17     Employee Benefit Plans; ERISA
5.21.    Finders or Brokers
7.1      Conduct of Business of the Company
8.4      Additional Agreements; Cooperation

Hain Disclosure Schedules

Section

6.2      Capital Stock of Subsidiaries
6.3      Capitalization
6.5      No Violations, Etc.
6.9      Litigation
6.11     Labor Matters
6.12     Compliance with Law
6.18     Finders or Brokers

                                    EXHIBITS

EXHIBIT A - Amended and Restated  Certificate of Incorporation
EXHIBIT B - Form of Company Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of March 5, 2000, by and between The Hain Food Group, Inc., a Delaware corporation ("Hain"), and Celestial Seasonings, Inc., a Delaware corporation (the "Company").



                              W I T N E S S E T H :

                  WHEREAS, the Boards of Directors of each of Hain and the Company have approved the merger (the "Merger") of a wholly owned subsidiary of Hain, to be formed for the purpose thereof ("Hain Subsidiary"), with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

                  WHEREAS, in connection with the Merger, the Board of Directors of Hain has approved and recommended that Hain's stockholders approve a change of its corporate name to The Hain Celestial Group, Inc.;

                  WHEREAS, in furtherance thereof it is proposed that each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock," and together with the preferred share purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of November 11, 1998, by and between the Company and the Harris Trust and Savings Bank, as rights agent (the "Rights Agreement"), associated with such shares, the "Company Shares") will be converted into the right to receive the Merger Consideration (as hereinafter defined) upon the terms and conditions set forth in this Agreement;

                  WHEREAS, as inducements to the Company and Hain entering into this Agreement and incurring the obligations set forth herein, and contemporaneously with the execution and delivery of this Agreement, Irwin D. Simon and Mo Siegel have agreed to enter into separate Voting Agreements pursuant to which, among other things, Mr. Simon will vote all of his Hain Common Stock (as hereinafter defined) in favor of this Agreement and the Merger, and Mr. Siegel will vote all of his Company Common Stock in favor of this Agreement and the Merger;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax free reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests;" and


                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                     MERGER

                  1.1 Formation of Hain Subsidiary. Hain shall form Hain Subsidiary under the DGCL. Hain Subsidiary will be formed solely to facilitate the Merger and the transactions contemplated thereby and will conduct no business or activity other than in connection with the Merger. Hain will cause Hain Subsidiary to execute and deliver a joinder to this Agreement pursuant to
Section 251 of the DGCL and will execute a written consent as the sole stockholder of Hain Subsidiary, approving the execution, delivery and performance of this Agreement by Hain Subsidiary.

                  1.2 The Merger. At the Effective Time (as hereinafter defined), Hain Subsidiary shall be merged with and into the Company as provided herein. Thereupon, the corporate existence of the Company, subject to Section
2.1 hereof, with all its purposes, powers and objects, shall continue unaffected and unimpaired by the Merger, and the corporate identity and existence, with all the purposes, powers and objects, of Hain Subsidiary shall be merged with and into the Company and the Company as the corporation surviving the Merger (hereinafter sometimes referred to as the "Surviving Corporation") shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be Celestial Seasonings, Inc.

                  1.3......Closing.  The closing of the Merger  (the  "Closing")
will take place at 10:00 a.m., New York time, on the later of July 1, 2000 or the date that is no later than the second business day after satisfaction of the conditions set forth in Article IX, unless another time or date is agreed to in writing by the parties hereto (the "Closing Date"). The Closing will be held at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, unless another place is agreed to in writing by the parties hereto.

                  1.4 Filing. Subject to the provisions of this Agreement, on the Closing Date, the parties hereto will cause to be filed with the office of the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger"), in such form as required by, and executed in accordance with, the relevant provisions of the DGCL.

                  1.5 Effective Time of the Merger. The Merger shall be effective at the time that the filing of the Certificate of Merger, or at such later time specified in such Certificate of Merger, which time is herein sometimes referred to as the "Effective Time" and the date thereof is herein sometimes referred to as the "Effective Date."


                                   ARTICLE II

               CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS


                  2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company shall be amended and restated, effective at the Effective Time, in the form set forth in Exhibit A hereto. The Certificate of Incorporation of the Company, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation.

                  2.2 By-Laws. The By-Laws of Hain Subsidiary shall be the By-Laws of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of the Surviving Corporation or said By-Laws.

                  2.3 Directors and Officers of the Surviving Corporation. The directors and officers of Hain Subsidiary immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation and until their respective successors are duly elected or appointed and qualified.

                  2.4 Board of Directors of Hain. (a) Composition. After the Effective Time, the Board of Directors of Hain (the "Hain Board") shall be comprised of no less than eleven directors, including (i) six directors to be designated by Hain consistent with past practices, (ii) one director to be designated by Earth's Best, Inc., or its successor ("EB") and one director to be jointly designated by Hain and EB, each in accordance with a certain Investor's Agreement dated September 24, 1999 by and among Hain, EB and Irwin D. Simon and
(iii) three directors to be designated as set forth in Section 2.4(b).

                  (b) Company Designees. Hain agrees to take all action necessary such that from and after the Effective Time until the next regularly scheduled meeting of Hain's stockholders, the Hain Board shall include (i) three directors designated by the Company (the "Company Designees") and thereafter to use commercially reasonable efforts to cause such nominees designated by the Company to be included in each slate of proposed directors put forth by Hain to its stockholders and recommended for election in any proxy solicitation materials disseminated by Hain; provided, however, that the identity of any Company Designees other than (i) Mo Seigel, (ii) Marina Hahn and
         (iii) either of Ronald V. Davis or Gregg A. Ostrander shall be reasonably acceptable to Hain. Upon the death, resignation or removal of any Company Designee, Hain will use its best efforts to have the vacancy filled by a subsequent designee recommended by the remaining Company Designees then serving on the Hain Board (subject to the preceding sentence). Hain shall use commercially reasonable efforts to nominate the Company Designees for a period of two years from the Effective Time. The Company Designees shall be fully covered by any directors' and officers' liability insurance maintained from time to time on the same terms as the other members of the Hain Board, shall be entitled to the benefit of any indemnification arrangements applicable to the other members of the Hain Board and shall have the right to receive all fees paid and options and other awards granted and expenses reimbursed to non-employee directors generally.

                  (c) Chairman and Vice-Chairman of the Hain Board. Hain agrees to take all action necessary such that from and after the Effective Time Irwin D. Simon shall be elected as the Chairman and Mo Seigel shall be elected as the Vice-Chairman of the Board of Directors of
         Hain, each to serve in accordance with Hain's certificate of incorporation and by-laws.

                                   ARTICLE III

                   Effect of the Merger; CONVERSION OF SHARES

                  3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holders of Company Shares or any shares of capital stock of Hain Subsidiary:

                  (a) Hain Subsidiary Common Stock. Each share of capital stock of Hain Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. Each Company Share (including the associated Rights) that is owned by the Company or by any subsidiary of the Company shall automatically be canceled and retired and shall cease to exist, and no shares of common stock, par value $.01 per share, of Hain ("the "Hain Common Stock"), cash or other consideration shall be delivered in exchange therefor.

                  (c) Conversion of Company Shares. Subject to Section 3.2(e), each issued and outstanding Company Share (including the associated Rights) (other than shares to be canceled in accordance with Section 3.1(b)) (collectively, the "Exchanging Company Shares") shall be converted into the right to receive 1.265 (the "Exchange Ratio") shares of Hain Common Stock (the "Merger Consideration"). As of the Effective Time, all such Exchanging Company Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Exchanging Company Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Hain Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 3.2, without interest.


                  3.2  Exchange of Certificates.

                  (a) Exchange Agent. From and after the Effective Time, Hain shall make available to Continental Stock Transfer & Trust Company or such other bank or trust company designated by Hain (the "Exchange Agent"), for the benefit of the holders of Company Shares, for exchange in accordance with this Article III through the Exchange Agent, certificates evidencing a sufficient number of shares of Hain Common Stock issuable to holders of Company Shares to satisfy the requirements set forth in Section 3.1 relating to Merger Consideration (such shares of Hain Common Stock, together with any cash deposited with the Exchange Agent relating to Additional Payments (as hereinafter defined) being hereinafter referred to as the "Exchange Fund"). As promptly as practicable after the Effective Time, Hain shall cause the Exchange Agent to deliver the Merger Consideration and Additional Payments, if any, contemplated to be issued pursuant to Section 3.1 out of the Exchange Fund in accordance with the procedures specified in this
         Section 3.2. Except as contemplated by Section 3.2(g) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As promptly as practicable after the Effective Time, Hain shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Company Shares (the "Certificates") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

                  (c) Exchange of Certificates. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Hain Common Stock, if any, constituting Merger Consideration to which such holder is entitled pursuant to this Article III (including any cash in lieu of any fractional shares of Hain Common Stock to which such holder is entitled pursuant to Section 3.2(f) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.2(d) (together, the "Additional Payments")), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares which is not registered in the transfer records of the Company, the applicable Merger Consideration and Additional Payments, if any, may be issued to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the Company Shares formerly represented thereby and Additional Payments, if any.

                  (d) Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Hain Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to Hain Common Stock the holder thereof is entitled to receive upon surrender thereof, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.2(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Hain Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to fractional Hain Common Stock to which such holder is entitled pursuant to Section 3.2(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Hain Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Hain Common Stock. After the Effective Time, each outstanding Certificate which theretofore represented Company Shares shall, until surrendered for exchange in accordance with this Section 3.2, be deemed for all purposes to evidence ownership of the number of shares of Hain Common Stock into which the Company Shares (which, prior to the Effective Time, were represented thereby) shall have been so converted.

                  (e) No Further Rights in Company Shares. At the Effective Time all outstanding Company Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Shares shall thereafter cease to have any rights with respect to such Company Shares, except the right to receive the Merger Consideration for such Company Shares. All Hain Common Stock constituting Merger Consideration issued upon conversion of the Company Shares in accordance with the terms hereof (including any cash paid pursuant to Section 3.2(d) or (f)) shall be deemed to be validly issued, fully paid and nonassessable and to have been issued or paid, as the case may be, in full satisfaction of all rights pertaining to such Company Shares.

                  (f) No Fractional Shares. No fractional shares of Hain Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Company Shares, who would otherwise have been entitled to a fraction of Hain Common Stock pursuant to this Article III, will be entitled to receive an amount of cash rounded to the nearest cent (without interest) determined by multiplying the fair market value of a share of Company Common Stock (as determined by the Company's Board of Directors at the Effective Time) by the fractional share interest to which such holder would otherwise have been entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

                  (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Shares for one year after the Effective Time shall be delivered to Hain (who shall thereafter act as Exchange Agent), upon demand, and any holders of Company Shares who have not theretofore complied with this Article III shall thereafter look only to Hain for the applicable Merger Consideration and any Additional Payments to which they are entitled. To the extent permitted by applicable law, any portion of the Exchange Fund remaining unclaimed by holders of Company Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, on the third anniversary of the Effective Date and to the extent permitted by applicable law, become the property of Hain free and clear of any claims or interest of any person previously entitled thereto.

                  (h) No Liability. None of the Exchange Agent, Hain or the Surviving Corporation shall be liable to any holder of Certificates for any shares of Hain Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

                  (i) Withholding Rights. Each of the Surviving Corporation and Hain shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Hain, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made by the Surviving Corporation or Hain, as the case may be.

                  (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Hain, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Hain may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and Additional Payments, if any.

                  (k) Anti-Dilution. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Shares or Hain Common Stock, as applicable), extraordinary dividend, reorganization, recapitalization or any other like change with respect to Company Shares or Hain Common Stock occurring after the date hereof and prior to the Effective Time. References to the Exchange Ratio elsewhere in this Agreement shall be deemed to refer to the Exchange Ratio as it may have been adjusted pursuant to this Section 3.2(k).

                  3.3 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or Hain for any reason shall be converted into the applicable Merger Consideration and Additional Payments, if any.

                                   ARTICLE IV

                          CERTAIN EFFECTS OF THE MERGER

                  4.1 Effect of the Merger. The effects and consequences of the Merger shall be as set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing on and after the Effective Time and pursuant to the DGCL, the Surviving Corporation shall possess all the rights, privileges, immunities, powers, and purposes of each of Hain Subsidiary and the Company; all the property, real and personal, including subscriptions to shares, causes of action and every other asset (including books and records) of Hain Subsidiary and the Company shall vest in the Surviving Corporation without further act or deed; and the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Hain Subsidiary and the Company; provided, however, that this shall in no way impair or affect the indemnification obligations of any party pursuant to the indemnification provisions of this Agreement. No liability or obligation due or to become due and no claim or demand for any cause existing against either Hain Subsidiary or the Company, or any stockholder, officer or director thereof, shall be released or impaired by the Merger, and no action or proceeding, whether civil or criminal, then pending by or against Hain Subsidiary or the Company, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred, and the Surviving Corporation may be substituted in any such action or proceeding in place of Hain Subsidiary or the Company.

                  4.2 Further Assurances. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of Hain Subsidiary or the Company, the officers of such corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such further action.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Hain as follows:

                  5.1  Organization and  Qualification.  Each of the Company and
its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole (a "Company Material Adverse Effect"). Section 5.1 of the Disclosure Schedule sets forth, with respect to the Company and each of its subsidiaries, each of the jurisdictions in which they are incorporated or qualified or otherwise licensed as a foreign corporation to do business. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or organization (or other applicable charter document) or by-laws. The Company has delivered to Hain accurate and complete copies of the certificate or articles of incorporation or organization (or other applicable charter document) and by-laws, as currently in effect, of each of the Company and its subsidiaries.

                  5.2 Capital Stock of Subsidiaries. The only direct or indirect subsidiaries of the Company are those listed in Section 5.2 of the Disclosure Schedule. The Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries, and all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto.

                  5.3 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 1, 2000,
8,412,197 shares of Company Common Stock are issued and outstanding, 17,800 shares are issued and held as treasury shares and no shares of preferred stock are issued and outstanding. All of such issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Section 5.3 of the Disclosure Schedule sets forth all outstanding options, warrants or other rights, whether or not exercisable, to acquire any shares of Company Common Stock or any other equitable interest in the Company, and, in the case of outstanding options, identifies the Company stock plan or other Company benefit plan under which such options were granted. Except as set forth in Section 5.3 of the Disclosure Schedule, and except with respect to plans and agreements described in Section 8.15(e) of this Agreement, the Company's obligations under the Rights Agreement and the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries is a party to any agreement or understanding, oral or written, which (a) grants an option, warrant or other right to acquire shares of Company Common Stock or any other equitable interest in the Company, (b) grants a right of first refusal or other such similar right upon the sale of Company Common Stock, or (c) restricts or affects the voting rights of Company Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any Company Common Stock.

                  5.4 Authority Relative to This Agreement. The Company has corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than as contemplated by this Agreement, including the approval of the Company's stockholders pursuant to the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Hain, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

                  5.5  No Violations, etc.
                       ------------------

                  (a)  Assuming  that  all  filings,  permits,   authorizations,
         consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 5.5(b) hereof, except as set forth in Section 5.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective certificate or articles of incorporation or organization or by-laws,
         (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

                  (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger or other transactions contemplated hereby, except
         (i) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Certificate of Merger, (iii) the approval of the Company's stockholders pursuant to the DGCL, (iv) filings with the Securities and Exchange Commission (the "SEC") and (v) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

                  (c) As of the date hereof, none of the Company or any of its subsidiaries is in violation of or default under (x) its respective certificate or articles of incorporation or organization or by-laws,
         (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or other transactions contemplated hereby.

                  5.6 Commission Filings; Consolidated Financial Statements. (a) The Company has filed all required forms, reports and documents with the SEC since September 30, 1996, including, in the form filed with the SEC, together with any amendments thereto, (i) its Annual Report on Form 10-K for the fiscal year ended September 30, 1999 (the "Company 10-K"), (ii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since September 30, 1999 (the "Company Current Proxies"), (iii) its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 (the "Company December 1999 10-Q" and, together with the Company 10-K and the Company Current Proxies, the "Company Current SEC Reports") and (iv) all other reports or registration statements filed by the Company with the SEC since September 30, 1996 (collectively, the "Company SEC Reports") with the SEC, all of which complied when filed in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its subsidiaries included or incorporated by reference in such Company SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (and in the case of all such financial statements that are interim financial statements, contain all adjustments so to present fairly). Except to the extent that information contained in any Company SEC Report was revised or superseded by a later filed Company SEC Report, none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has provided to Hain copies of all other correspondence sent to or received from the SEC by the Company and its subsidiaries since September 30, 1996 (other than cover letters).

                  (b) The Company has provided to Hain true and complete copies of the unaudited consolidated balance sheet of the Company at February 19, 2000 (the "February Balance Sheet") and the unaudited consolidated statements of income, stockholders' equity and cash flow of the Company for the period from December 26, 1999 through February 19, 2000
         (collectively, the "February Financials"). The February Financials fairly present, in all material respects, the financial position of the Company at February 19, 2000, and the results of operations of the Company for the period then ended, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except that such financial statements will not include any footnote disclosures that might otherwise be required to be included by generally accepted accounting principles, and shall also be subject to normal non-recurring year-end audit adjustments. The February Balance Sheet reflects all liabilities of the Company, whether absolute, accrued or contingent, as of the date thereof of the type required to be reflected or disclosed on a balance sheet prepared in accordance with generally accepted accounting principles (applied in a manner consistent with the notes of the financial statements included in the Company 10-K).

                  5.7 Absence of Changes or Events. Except as set forth in the Company Current SEC Reports, since the date of the Company 10-K:

                  (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole;

                  (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of capital stock of the Company or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by the Company or any of its subsidiaries in respect of its capital stock;

                  (c) except in the ordinary course of its business and consistent with past practice, neither the Company nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

                  (d) there has not been any change in the financial or the accounting methods, principles or practices of the Company or its subsidiaries;

                  (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by the Company or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Company Material Adverse Effect; and

                  (g) there has not been any agreement by the Company or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this
         Article V untrue or incorrect.

                  5.8 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Hain in connection with the issuance of shares of Hain Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the joint proxy statement/prospectus, in definitive form, relating to the Company Stockholder Meeting (as hereinafter defined) and the Hain Stockholder Meeting (as hereinafter defined), or in the related proxy and notice of meeting, or soliciting material used in connection therewith (referred to herein collectively as the "Joint Proxy Statement") will, at the dates mailed to stockholders and at the time of the Company Stockholder Meeting and the Hain Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will promptly inform Hain of the happening of any event prior to the Effective Time which would render such information regarding the Company incorrect in any material respect or require the amendment of the Joint Proxy Statement. The Joint Proxy Statement (except for information relating solely to Hain and Hain Subsidiary) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                  5.9 Litigation. Except as set forth in the Company Current SEC Reports, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of the Company or any of its subsidiaries, threatened against or relating to the Company or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any subsidiary of the Company or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or the other transactions contemplated hereby.

                  5.10 Property and Leases. Except as set forth in the Company Current SEC Reports, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as set forth in the Company Current SEC Reports, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  5.11 Employment and Labor Contracts. Neither the Company nor any of its subsidiaries is a party to any employment, management services, consultation or other similar contract with any past or present officer, director or employee or, to the best knowledge of the Company, any entity affiliated with any past or present officer, director or employee other than those included as exhibits in the Company SEC Reports and other than the agreements executed by employees generally, the forms of which have been delivered to Hain. Notwithstanding the foregoing, Section 5.11 of the Disclosure
Schedule identifies any such agreement containing an agreement with respect to any change of control, severance or termination benefit or any obligation on the part of the Company that could be triggered by the Merger.

                  5.12 Labor Matters. Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any of its subsidiaries is engaged in any unfair labor practice which would have a Company Material Adverse Effect. There is no labor strike, material slowdown or material stoppage pending (or, to the knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of its subsidiaries who are not currently organized. No employee of the Company or its subsidiaries is represented by a labor union or similar organization and, to the Company's knowledge, there exist no ongoing discussions between the employees of the Company or its subsidiaries and any labor union or similar organization relating to the representation of such employees by such labor union or similar organization.

                  5.13 Compliance with Law. Neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency (including, without limitation, any required by the Food and Drug Administration or the Nutrition Labeling and Education Act of 1990), or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or the other transactions contemplated hereby; the conduct of the business of each of the Company and its subsidiaries is in conformity with all foreign, federal, state and local requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or the other transactions contemplated hereby. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or the other transactions contemplated hereby.

                  5.14 Board Recommendation. The Board of Directors of the Company has, by unanimous vote at meetings of such board duly held on March 4, 2000, approved and adopted this Agreement and the Merger, determined that the Merger is fair to the stockholders of the Company, recommended that the stockholders of the Company approve and adopt this Agreement and the Merger and rescinded any stock repurchase program previously approved by the Board of Directors of the Company.

                  5.15 Intellectual Property. The Company has provided to Hain a complete and accurate list of all of the trademarks (whether or not registered) and trademark registrations and applications used by the Company and its subsidiaries. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and its subsidiaries has or owns, directly or indirectly, all right, title and interest to the trademarks (whether or not registered) and trademark registrations and applications, patent and patent applications, copyrights and copyright applications, service marks, service mark registrations and applications, trade dress, trade and product names (collectively, the "Intellectual Property") used by the Company and its subsidiaries. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and its subsidiaries has or owns, directly or indirectly, all right, title and interest to such Intellectual Property or has the perpetual right to use such Intellectual Property without consideration; none of the rights of the Company and its subsidiaries in or use of such Intellectual Property has been or is currently being or, to the knowledge of the Company, is threatened to be infringed or challenged; (ii) all of the patents, trademark registrations, service mark registrations, trade name registrations and copyright registrations included in such Intellectual Property have been duly issued and have not been canceled, abandoned or otherwise terminated; (iii) all of the patent applications, trademark applications, service mark applications, trade name applications and copyright applications included in such Intellectual Property have been duly filed; and (iv) to the knowledge of the Company, the Company and its subsidiaries own or have adequate licenses or other rights to use all Intellectual Property, know-how and technical information required for their operation.

                  5.16 Taxes. (i) The Company and each of its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all Tax Returns (as hereinafter defined) required to be filed for any period (or portion thereof) ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its subsidiaries, and each such Tax Return is complete and accurate in all material respects; (ii) the Company and each of its subsidiaries have timely paid or will timely pay all Taxes (as hereinafter defined) due and payable by them through the Effective Time and have made or will make adequate accruals for any Taxes attributable to any taxable period or portion thereof of the Company and/or its subsidiaries ending on or prior to the Effective Time that are not yet due and payable; (iii) all asserted deficiencies or assessments resulting from examinations of any Tax Returns filed by the Company or any of its subsidiaries have been paid or finally settled and no issue previously raised by any taxing authority reasonably could be expected to result in a proposed deficiency or assessment for any prior, parallel or subsequent period (including periods subsequent to the Effective Date); (iv) no deficiency in respect of Taxes has been asserted or assessed against the Company or any of its subsidiaries, and no examination of the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened by any taxing authority; (v) no extension of the period for assessment or collection of any Tax of the Company or its subsidiaries is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (vi) no liens have been filed with respect to any Taxes of the Company or any of its subsidiaries other than in respect of property taxes that have accrued but are not yet due and payable; (vii) neither the Company nor any of its subsidiaries has made, or is or will be required to make, any adjustment by reason of a change in their accounting methods for any period (or portion thereof) ending on or before the Effective Time; (viii) the Company and its subsidiaries have made timely payments of all Taxes required to be deducted and withheld from the wages paid to their employees and from all other amounts paid to third parties; (ix) neither the Company nor any of its subsidiaries is a party to any tax sharing, tax matters, tax indemnification or similar agreement; (x) neither the Company nor any of its subsidiaries owns any interest in any "controlled foreign corporation" (within the meaning of Section 957 of the Code), "passive foreign investment company" (within the meaning of
Section 1296 of the Code) or other entity the income of which may be required to be included in the income of the Company or such subsidiary whether or not distributed; (xi) except as set forth in Section 5.17(d) of the Disclosure Schedule, neither the Company nor any of its subsidiaries has made an election under Section 341(f) of the Code; (xii) neither the Company nor any of its subsidiaries is a party to any agreement or arrangement that provides for the payment of any amount, or the provision of any other benefit, that could constitute a "parachute payment" within the meaning of Section 280G of the Code;
(xiii) no claim has ever been made by an authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that such entity is or may be subject to taxation by that jurisdiction; (xiv) neither the Company nor any of its subsidiaries has any liability for the Taxes of any person under United States Treasury Regulation ("Treas. Reg.") ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, except for liability arising under Treas. Reg. ss. 1.1502-6 with respect to current members of the Company's "affiliated group" (as defined in Section 1504 of the Code); (xv) neither the Company nor any of its subsidiaries has ever had any "undistributed personal holding company income" (as defined in Section 545 of the Code); (xvi) none of the assets of the Company or any of its subsidiaries is "tax-exempt use property" (as defined in Section 168(h)(1) of the Code) or may be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 (as in effect immediately prior to the enactment of the Tax Reform Act of 1986); (xvii) neither the Company nor any of its subsidiaries has ever been a "United States real property holding corporation," within the meaning of Section 897 of the Code; (xviii) neither the Company nor any of its subsidiaries has made any elections under Sections 108, 168, 338, 441, 472, 1017, 1033 or 4977 of the
Code; (xix) there are no "excess loss accounts" (as defined in Treas. Reg. ss. 1.1502-19) with respect to any stock of any subsidiary; (xx) neither the Company nor any of its subsidiaries has any (a) deferred gain or loss (1) arising from any deferred intercompany transactions (as described in Treas. Reg. ss.ss. 1.1502-13 and 1.1502-13T prior to amendment by Treasury Decision 8597 (issued July 12, 1995) or (2) with respect to the stock or obligations of any other member of any affiliated group (as described in Treas. Reg. ss.ss. 1.1502-14 and 1.1502-14T prior to amendment by Treasury Decision 8597) or (b) any gain subject to Treas. Reg. ss. 1.1502-13, as amended by Treasury Decision 8597; (xxi) neither the Company nor any of its subsidiaries has requested a ruling from, or entered into a closing agreement with, the IRS or any other taxing authority; and (xxii) the Company has previously delivered to Hain true and complete copies of (a) all federal, state, local and foreign income or franchise Tax Returns filed by the Company and/or any of its subsidiaries for the last three taxable years ending prior to the date hereof (except for those Tax Returns that have not yet been filed) and (b) any audit reports issued within the last three years by the IRS or any other taxing authority.

                  For all purposes of this Agreement, "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. ss. 1.1502-6 (or any similar state, local or foreign provision)) in respect of any items described in clause (i) or (ii).

                  For all purposes of this Agreement, "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  5.17  Employee Benefit Plans; ERISA.
                        -----------------------------

                  (a) The Company has provided to Hain copies of, and related relevant materials to, all "employee benefit plans" as defined in
         Section 3(3) of the Employee Retirement Income Security Act of 1974, a amended ("ERISA"), stock option and other stock-based plans, and deferred compensation and other employee benefit plans, which are maintained by the Company or as to which the Company has any direct or indirect, actual or contingent liability ("Benefit Plans").

                  (b) No  Benefit  Plans  are  subject  to  Title IV of ERISA or
         Section 412 of the Code. Neither the Company nor any subsidiary of the Company nor any member of the Company's controlled group under Section 414 of the Code ("Company ERISA Affiliate") has incurred, or is reasonably likely to incur, any material liability under Title IV of ERISA.

                  (c) Except where the failure to comply would not, individually or in the aggregate, have a Company Material Adverse Effect, or except as set forth in Section 5.17(c) of the Disclosure Schedule: (i) the Company and all Benefit Plans are in compliance with the applicable provisions of ERISA and the Code; (ii) with respect to any Benefit Plan subject to Section 412 of the Code, all contributions required to be made under Section 412 of the Code have been timely made, and no such plan has incurred an accumulated funding deficiency, whether or not waived; (iii) each Benefit Plan intended to qualify under Section 401 of the Code, is so qualified; (iv) with respect to all Benefit Plans, there are no investigations or claims pending (other than routine claims for benefits); (v) there have been no prohibited transactions under the Code or ERISA with respect to any Benefit Plans; (vi) with respect to all Benefit Plans that are welfare plans (as defined in ERISA Section 3(1)), no such plan provides for retiree welfare benefits other than COBRA coverage, and all such plans have complied with the COBRA continuation coverage requirements of Code Section 4980B; and
         (vii) the Company has no liability with respect to any plans providing benefits on a voluntary basis with respect to employees employed outside the U.S.

                  (d) Except as set forth in Section 5.17(d) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not: (i) entitle any individual to severance pay, (ii) increase or accelerate compensation due to any individual, or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

                  5.18 Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse
         Effect:

                  (a) Each of the Company and its subsidiaries has obtained (or is capable of obtaining without incurring any material incremental expense) all Environmental Permits required in connection with its business and operations and has no reason to believe any of them will be revoked prior to their expiration, modified or will not be renewed, and have made all registrations and given all notifications that are required under Environmental Laws.

                  (b) There is no Environmental Claim pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under Environmental Laws.

                  (c) The Company and its subsidiaries are in compliance with and have no liability under, Environmental Laws, including, without limitation, all of their Environmental Permits.

                  (d) Neither the Company nor any of its subsidiaries has assumed, by contract or otherwise, any liabilities or obligations arising under Environmental Laws.

                  (e) There are no past or present actions, activities, conditions, occurrences or events, including, without limitation, the Release or threatened Release of Hazardous Materials, which could reasonably be expected to prevent compliance by the Company or any of its subsidiaries with Environmental Laws, or to result in any liability of the Company or any of its subsidiaries under Environmental Laws.

                  (f) No lien has been recorded under Environmental Laws with respect to any property, facility or asset currently owned by the Company or any of its subsidiaries.

                  (g) Neither the Company nor any of its subsidiaries has received any notification that Hazardous Materials that any of them or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of has been found at any site at which any person is conducting or plans to conduct any investigation, remediation, removal, response or other action pursuant to Environmental Laws.

                  (h) There is no friable asbestos or asbestos containing material in, on or at any property, facility or equipment owned, operated or leased by the Company or any of its subsidiaries.

                  (i) No property now or previously owned, operated or leased by the Company or any of its subsidiaries, or any of their respective predecessors in interest, is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA") or (ii) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list relating to the Release of Hazardous Materials established under Environmental Laws.

                  (j) No underground or above ground storage tank or related piping, or any surface impoundment, lagoon, landfill or other disposal site containing Hazardous Materials is located at, under or on any property owned, operated or leased by the Company or any of its subsidiaries or, to the knowledge of the Company, any of their respective predecessors in interest, nor has any of them been removed from or decommissioned or abandoned at any such property.

                  (k) The Company has delivered or otherwise made available for inspection to Hain copies of any investigations, studies, reports, assessments, evaluations and audits in its possession, custody or control of Hazardous Materials at, in, beneath, emanating from or adjacent to any properties or facilities now or formerly owned, leased, operated or used by it or any of its subsidiaries or any of their respective predecessors in interest, or of compliance by any of them with, or liability of any of them under, Environmental Laws.

         For purposes of this Agreement:

                    (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air, indoor air and any indoor location and all natural resources such as flora, fauna and wetlands;

                   (ii) "Environmental Claim" means any notice, claim, demand, complaint, suit or other communication by any person alleging potential liability (including, without limitation, potential liability for investigation, remediation, removal, response or corrective action or damages to any person, property or natural resources, and any fines or penalties) arising out of or relating to (1) the Release or threatened Release of Hazardous Materials or (2) any violation, or alleged violation, of Environmental Laws;

                  (iii) "Environmental Laws" means all federal, state, and local laws, statutes, codes, rules, ordinances, regulations, judgments, orders, decrees and the common law as now or previously in effect relating to pollution or protection of human health or the Environment, or occupational health or safety including, without limitation, those relating to the Release or threatened Release of Hazardous Materials;

                   (iv) "Hazardous Materials" means pollutants, contaminants, hazardous or toxic substances, constituents, materials or wastes, and any other waste, substance, material, chemical or constituent subject to regulation under Environmental Laws including, without limitation, petroleum and petroleum products and wastes, and all constituents thereof;

                    (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing in or into the Environment; and

                   (vi) "Environmental Permit" means a permit, identification number, license, approval, consent or other written authorization issued pursuant to Environmental Laws.

                  5.19 Disclosure. All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by the Company, in this Article V by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or the other transactions contemplated hereby.

                  5.20 Absence of Undisclosed Liabilities. Except as disclosed in the Company Current SEC Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on the Company's balance sheet included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 and any notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1999 that would not individually or in the aggregate have a Company Material Adverse Effect or materially impair the Company's ability to consummate the Merger or the other transactions contemplated hereby.

                  5.21 Finders or Brokers. Except as set forth in Section 5.21 of the Disclosure Schedule, none of the Company, the subsidiaries of the Company, the Board of Directors of the Company or any member of the Board of Directors of the Company has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger, and
Section 5.21 of the Disclosure Schedule sets forth the maximum consideration (present and future) agreed to be paid to each such party.

                  5.22 Rights Agreement. The Company has taken all action which may be necessary under the Rights Agreement, so that the execution of this Agreement and any amendments thereto by the parties hereto and the consummation of the transactions contemplated hereby and thereby shall not cause (i) Hain and/or Hain Subsidiary or their respective affiliates or associates to become an Acquiring Person (as such term is defined in the Rights Agreement) unless this
Agreement has been terminated in accordance with its terms or (ii) a Distribution Date, a Stock Acquisition Date (as such terms are defined in the Rights Agreement) or certain other events (as described in the Rights Agreement) to occur, irrespective of the number of Company Shares acquired pursuant to the Merger or other transactions contemplated by this Agreement.

                  5.23 Opinion of Financial Advisor. The Company has received the opinion (the "Company Fairness Opinion") of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Company Shares.

                  5.24 Insurance. The Company carries insurance in such amounts and covering such risks as is reasonable and customary for businesses of the type conducted by the Company.

                  5.25 Tax Free Reorganization. Neither the Company nor, to the Company's knowledge, any of its affiliates has taken, agreed to take, or will take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor, to the Company's knowledge, any of its affiliates is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  5.26 Full Disclosure. As of the date hereof and as of the Closing Date, as the case may be, all statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement are, or, in respect of any such instrument to be delivered on or prior to the Closing Date, as of its date and as of the Closing Date will be, accurate and complete in all material respects, authentic and incorporated herein by reference and constitute or will constitute the representations and warranties of the Company. No representation or warranty of the Company contained in this Agreement contains any untrue statement or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF HAIN

                  Hain represents and warrants to the Company that:

                  6.1 Organization and Qualification. Each of Hain and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Hain and its subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Hain and its subsidiaries taken as a whole (a "Hain Material Adverse Effect"). Neither Hain nor any of Hain's subsidiaries is in violation of any of the provisions of its certificate or articles of incorporation or organization or by-laws. Hain has delivered to the Company accurate and complete copies of the certificate or articles of incorporation or organization (or other applicable charter document) and by-laws, as currently in effect, of each of Hain and its subsidiaries.

                  6.2 Capital Stock of Subsidiaries. The only direct or indirect subsidiaries of Hain are those listed in Section 6.2 of the Disclosure Schedule. Hain is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its subsidiaries and, except as set forth on Section 6.2 of the Disclosure Schedule, all of such shares owned by Hain are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien or encumbrance of any kind with respect thereto.

                  6.3 Capitalization. The authorized capital stock of Hain consists of 40,000,000 shares of Hain Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share. As of March 1, 2000, 18,272,703 shares of Common Stock are issued and outstanding, 100,000 shares are issued and held as treasury shares and no shares of preferred stock were issued and outstanding. Except as set forth in Section 6.3 of the Disclosure Schedule, all of such issued and outstanding shares are, and any shares of Hain Common Stock to be issued in connection with this Agreement, the Merger and the transactions contemplated hereby will be, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 6.3 of the Disclosure Schedule, other than the transactions contemplated by this Agreement, neither Hain nor any of its subsidiaries is a party to any agreement or understanding, oral or written, which (a) grants a right of first refusal or other such similar right upon the sale of Hain Common Stock, or (b) restricts or affects the voting rights of Hain Common Stock. There is no liability for dividends declared or accumulated but unpaid with respect to any Hain Common Stock.

                  6.4 Authority Relative to This Agreement. Hain has corporate power and authority to execute and deliver this Agreement and to consummate the Merger and other transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Hain and no other corporate proceedings on the part of Hain are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby (other than as contemplated by this Agreement, including with respect to the issuance of shares of Hain Common Stock in the Merger and the change of Hain's corporate name, the approval of the Hain's stockholders pursuant to the DGCL). This Agreement has been duly and validly executed and delivered by Hain and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding agreement of Hain, enforceable against Hain in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable or fiduciary principles.

                  6.5  No Violations, etc.
                       ------------------

                  (a)  Assuming  that  all  filings,  permits,   authorizations,
         consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 6.5(b) hereof, except as set forth in Section 6.5 of the Disclosure Schedule, neither the execution and delivery of this Agreement by Hain nor the consummation of the Merger or other transactions contemplated hereby nor compliance by Hain with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Hain or any of its subsidiaries under, any of the terms, conditions or provisions of (x) their respective certificate or articles of incorporation or organization or by-laws, (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation, to which Hain or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Hain or any of its subsidiaries or any of their respective properties or assets, except, in the case of clauses (i)(z) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, either have a Hain Material Adverse Effect or materially impair the consummation of the Merger or other transactions contemplated hereby.

                  (b) No filing or registration with, notification to and no permit, authorization, consent or approval of any governmental entity (including, without limitation, any federal, state or local regulatory authority or agency) is required by Hain, Hain Subsidiary or any of Hain's other subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Hain of the Merger or other transactions contemplated hereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) the filing of the Certificate of Merger, (iii) the approval of Hain's stockholders pursuant to the DGCL, (iv) filings with The Nasdaq Stock Market, Inc.,
         (v) filings with the SEC and state securities administrators, and (vi) such other filings, registrations, notifications, permits, authorizations, consents or approvals the failure of which to be obtained, made or given would not, individually or in the aggregate, either have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or other transactions contemplated hereby.

                  (c) As of the date hereof, Hain and its subsidiaries are not in violation of or default under (x) their respective certificates or articles of incorporation or organization or by-laws, (y) any note, bond, mortgage, indenture or deed of trust, or (z) any license, lease, agreement or other instrument or obligation to which Hain or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject, except, in the case of clauses (y) and (z) above, for such violations or defaults which would not, individually or in the aggregate, either have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or other transactions contemplated hereby.

                  6.6 Commission Filings; Financial Statements. Hain has filed all required forms, reports and documents with the SEC since June 30, 1996, including, in the form filed with the SEC together with any amendments thereto,
(i) its Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (the "Hain 10-K"), (ii) all proxy statements relating to Hain's meetings of stockholders (whether annual or special) held since June 30, 1999 (the "Hain Current Proxies"), (iii) its Current Report on Form 8-K dated September 27, 1999 (the "Hain Current 8-K"), (iv) its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999 and December 31, 1999 (the "Hain Current 10-Qs") and, together with the Hain 10-K, the Hain Current Proxies and the Hain Current 8-K, the "Hain Current SEC Reports") and (iv) all other reports or registration statements filed by Hain with the SEC since June 30, 1996 (collectively, the "Hain SEC Reports"), all of which complied when filed in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated interim financial statements of Hain and its subsidiaries included or incorporated by reference in such Hain SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Hain and its subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (and in the case of all such financial statements that are interim financial statements, contain all adjustments so to present fairly). Except to the extent that information contained in any Hain SEC Report was revised or superseded by a later filed Hain SEC Report, none of the Hain SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Hain has provided to the Company or has otherwise disclosed to the Company all other correspondence sent to or received from the SEC by Hain and its subsidiaries since June 30, 1996 (other than routine cover letters).

                  6.7 Absence of Changes or Events. Except as set forth in the Hain Current SEC Reports, since the date of the Hain 10-K:

                  (a) there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, business, operations, condition (financial or otherwise) or prospects of Hain and its subsidiaries taken as a whole;

                  (b) there  has not been any  direct  or  indirect  redemption, purchase or other acquisition of any shares of capital stock of Hain or any of its subsidiaries, or any declaration, setting aside or payment of any dividend or other distribution by Hain or any of its subsidiaries in respect of their capital stock;

                  (c) except in the ordinary course of its business and consistent with past practice neither Hain nor any of its subsidiaries has incurred any indebtedness for borrowed money, or assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, or made any loans or advances to any other individual, firm or corporation;

                  (d) there has not been any change in accounting methods, principles or practices of Hain or its subsidiaries;

                  (e) except in the ordinary course of business and for amounts which are not material, there has not been any revaluation by Hain or any of its subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivables;

                  (f) there has not been any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate, have a Hain Material Adverse Effect; and

                  (g) there has not been any agreement by Hain or any of its subsidiaries to (i) do any of the things described in the preceding clauses (a) through (f) other than as expressly contemplated or provided for in this Agreement or (ii) take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this
         Article VI untrue or incorrect.

                  6.8 Joint Proxy Statement. None of the information supplied or to be supplied by or on behalf of Hain and Hain Subsidiary for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by or on behalf of Hain and Hain Subsidiary for inclusion or incorporation by reference in the Joint Proxy Statement will, at the dates mailed to stockholders and at the time of the Company Stockholder Meeting and the Hain Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Hain will promptly inform the Company of the happening of any event prior to the Effective Time which would render such information regarding Hain incorrect in any material respect or require the amendment of the Joint Proxy Statement. The Registration Statement and the Joint Proxy Statement (except for information relating solely to the Company) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

                  6.9 Litigation. Except as set forth in Section 6.9 of the Disclosure Schedule or the Hain Current SEC Reports, there is no (i) claim, action, suit or proceeding pending or, to the best knowledge of Hain or any of its subsidiaries, threatened against or relating to the Company or any of its subsidiaries before any court or governmental or regulatory authority or body or arbitration tribunal, or (ii) outstanding judgment, order, writ, injunction or decree, or application, request or motion therefor, of any court, governmental agency or arbitration tribunal in a proceeding to which the Company, any subsidiary of the Company or any of their respective assets was or is a party except, in the case of clauses (i) and (ii) above, such as would not, individually or in the aggregate, either have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or the other transactions contemplated hereby.

                  6.10 Property and Leases. Except as set forth in the Hain Current SEC Reports, Hain and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as set forth in the Hain Current SEC Reports, Hain and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  6.11 Labor Matters. Each of Hain and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither Hain nor any of its subsidiaries is engaged in any unfair labor practice which would have a Hain Material Adverse Effect. There is no labor strike, material slowdown or material stoppage pending (or, to the knowledge of Hain, any labor strike or stoppage threatened) against or affecting Hain or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Hain or any of its subsidiaries who are not currently organized. Except as set forth in Section 6.11 of the Disclosure Schedule or the Hain Current SEC Reports, no employee of Hain or its subsidiaries is represented by a labor union or similar organization and, to Hain's knowledge, there exist no ongoing discussions between the employees of Hain or its subsidiaries and any labor union or similar organization relating to the representation of such employees by such labor union or similar organization.

                  6.12 Compliance with Law. Except as set forth in Schedule 6.12 of the Disclosure Schedule, neither Hain nor any of its subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency (including, without limitation, any required by the Food and Drug Administration or the Nutrition Labeling and Education Act of 1990), or any judgment, decree or order of any court, applicable to its business or operations, except where any such violation or failure to comply would not, individually or in the aggregate, have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or the other transactions contemplated hereby; the conduct of the business of each of Hain and its subsidiaries is in conformity with all foreign, federal, state and local requirements, and all other foreign, federal, state and local governmental and regulatory requirements, except where such nonconformities would not, individually or in the aggregate, have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or the other transactions contemplated hereby. Hain and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or the other transactions contemplated hereby.

                  6.13 Board Recommendation. The Board of Directors of Hain has, by unanimous vote at a meeting of such board duly held on March 2, 2000, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby (including, without limitation, the issuance of Hain Common Stock as a result of the Merger and the change of Hain's corporate name to The Hain Celestial Group, Inc.), determined that the Merger is fair to the holders of shares of Hain Common Stock, recommended that the stockholders of Hain approve the issuance of shares of Hain Common Stock in the Merger , the change of Hain's corporate name and rescinded any stock repurchase program previously approved by the Hain Board.

                  6.14 Intellectual Property. Except as would not, individually or in the aggregate, have a Hain Material Adverse Effect, (i) each of Hain and its subsidiaries has or owns, directly or indirectly, all right, title and interest to such Intellectual Property or has the perpetual right to use such Intellectual Property without consideration; none of the rights of Hain and its subsidiaries in or use of such Intellectual Property has been or is currently being or, to the knowledge of Hain, is threatened to be infringed or challenged;
(ii) all of the patents, trademark registrations, service mark registrations, trade name registrations and copyright registrations included in such Intellectual Property have been duly issued and have not been canceled, abandoned or otherwise terminated; (iii) all of the patent applications, trademark applications, service mark applications, trade name applications and copyright applications included in such Intellectual Property have been duly filed; and (iv) to the knowledge of Hain, Hain and its subsidiaries own or have adequate licenses or other rights to use all Intellectual Property, know-how and technical information required for their operation.

                  6.15 Taxes. Except as would not, individually or in the aggregate, have a Hain Material Adverse Effect, (i) Hain and each of its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all Tax Returns (as hereinafter defined) required to be filed for any period (or portion thereof ending on or before the Effective Time), taking into account any extension of time to file granted to or obtained on behalf of Hain and/or its subsidiaries, and each such Tax Return is complete and accurate in all material respects; (ii) Hain and each of its subsidiaries have timely paid or will timely pay all Taxes (as hereinafter defined) due and payable by them through the Effective Time and have made or will make adequate accruals for any Taxes attributable to any taxable period or portion thereof of Hain and/or its subsidiaries ending on or prior to the Effective Time that are not yet due and payable; (iii) all asserted deficiencies or assessments resulting from examinations of any Tax Returns filed by Hain or any of its subsidiaries have been paid or finally settled and no issue previously raised by any taxing authority reasonably could be expected to result in a proposed deficiency or assessment for any prior, parallel or subsequent period (including periods subsequent to the Effective Date); (iv) no deficiency in respect of Taxes has been asserted or assessed against Hain or any of its subsidiaries, and no examination of Hain or any of its subsidiaries is pending or, to the best knowledge of Hain, threatened by any taxing authority; (v) no extension of the period for assessment or collection of any Tax of Hain or its subsidiaries is currently in effect and no extension of time within which to file any Tax Return has been requested, which Tax Return has not since been filed; (vi) no liens have been filed with respect to any Taxes of Hain or any of its subsidiaries other than in respect of property taxes that have accrued but are not yet due and payable; (vii) neither Hain nor any of its subsidiaries has made, or is or will be required to make, any adjustment by reason of a change in their accounting methods for any period (or portion thereof) ending on or before the Effective Time; (viii) Hain and its subsidiaries have made timely payments of all Taxes required to be deducted and withheld from the wages paid to their employees and from all other amounts paid to third parties; and (ix) Hain has previously made available to the Company true and complete copies of (a) all federal, state, local and foreign income or franchise Tax Returns filed by Hain and/or any of its subsidiaries for the last three taxable years ending prior to the date hereof (except for those Tax Returns that have not yet been filed) and
(b) any audit reports issued within the last three years by the IRS or any other taxing authority.

                  6.16 Disclosure. All of the facts and circumstances not required to be disclosed as exceptions under or to any of the foregoing representations and warranties made by Hain by reason of any minimum disclosure requirement in any such representation and warranty would not, in the aggregate, have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or the transactions contemplated hereby.

                  6.17 Absence of Undisclosed Liabilities. Except as disclosed in the Hain Current SEC Reports, neither Hain nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, except the liabilities recorded on Hain's balance sheet included in Hain's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1999 and any notes thereto, and except for liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1999 that would not individually or in the aggregate have a Hain Material Adverse Effect or materially impair Hain's ability to consummate the Merger or the transactions contemplated hereby.

                  6.18 Finders or Brokers. Except as set forth in Section 6.18 of the Disclosure Schedule, none of Hain, the subsidiaries of Hain, the Board of Directors of Hain or any member of the Board of Directors of Hain has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with of the Merger, and Section 6.18 of the Disclosure Schedule sets forth the maximum consideration (present and future) agreed to be paid to each such party.

                  6.19 Opinion of Financial Advisor. Hain has received the opinion (the "Hain Fairness Opinion") of Bear, Stearns & Co. Inc., dated the date of this Agreement, to the effect that as of such date, the Exchange Ratio is fair from a financial point of view to Hain.

                  6.20 Environmental Matters. Except as would not, individually or in the aggregate, have a Hain Material Adverse Effect:

                  (a)  Each of Hain and its  subsidiaries  has  obtained  (or is capable of obtaining without incurring any material incremental expense) all Environmental Permits required in connection with its business and operations and has no reason to believe any of them will be revoked prior to their expiration, modified or will not be renewed, and have made all registrations and given all notifications that are required under Environmental Laws.

                  (b) There is no Environmental Claim pending, or, to the knowledge of Hain, threatened against Hain or any of its subsidiaries under Environmental Laws.

                  (c) Hain and its subsidiaries are in compliance with and have no liability under, Environmental Laws, including, without limitation, all of their Environmental Permits.

                  (d) Neither Hain nor any of its subsidiaries has assumed, by contract or otherwise, any liabilities or obligations arising under Environmental Laws.

                  (e) There are no past or present actions, activities, conditions, occurrences or events, including, without limitation, the Release or threatened Release of Hazardous Materials, which could reasonably be expected to prevent compliance by Hain or any of its subsidiaries with Environmental Laws, or to result in any liability of Hain or any of its subsidiaries under Environmental Laws.

                  (f) No lien has been recorded under Environmental Laws with respect to any property, facility or asset currently owned by Hain or any of its subsidiaries.

                  (g) Neither Hain nor any of its subsidiaries has received any notification that Hazardous Materials that any of them or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of has been found at any site at which any person is conducting or plans to conduct any investigation, remediation, removal, response or other action pursuant to Environmental Laws.

                  (h) No property now or previously owned, operated or leased by
         Hain or any of its subsidiaries, or any of their respective predecessors in interest, is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation, and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list relating to the Release of Hazardous Materials established under Environmental Laws.

                  (i) Hain has delivered or otherwise made available for inspection to the Company copies of any investigations, studies, reports, assessments, evaluations and audits in its possession, custody or control of Hazardous Materials at, in, beneath, emanating from or adjacent to any properties or facilities now or formerly owned, leased, operated or used by it or any of its subsidiaries or any of their respective predecessors in interest, or of compliance by any of them with, or liability of any of them under, Environmental Laws.

                  6.21 Employee Benefit Plans; ERISA. Neither Hain nor any subsidiary of Hain nor any member of Hain's controlled group under Section 414 of the Code ("Hain ERISA Affiliate") has incurred, or is reasonably likely to incur any material liability under Title IV of ERISA. Neither Hain nor any subsidiary of Hain nor any Hain ERISA Affiliate has incurred any material accumulated funding deficiency, whether or not waived, within the meaning of
Section 302 of ERISA or Section 412 of the Code.

                  6.22 Insurance. Hain carries insurance in such amounts and covering such risks as is reasonable and customary for businesses of the type conducted by Hain.

                  6.23 Tax Free Reorganization. None of Hain, Hain Subsidiary or any affiliate of Hain has taken, agreed to take, or will take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code. None of Hain, Hain Subsidiary or any affiliate of Hain is aware of any agreement, plan or other circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  6.24 Full Disclosure. As of the date hereof and as of the Closing Date, as the case may be, all statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of Hain pursuant to this Agreement are, or, in respect of any such instrument to be delivered on or prior to the Closing Date, as of its date and as of the Closing Date will be, accurate and complete in all material respects, authentic and incorporated herein by reference and constitute or will constitute the representations and warranties of Hain. No representation or warranty of Hain contained in this Agreement contains any untrue statement or omits to state a fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                   ARTICLE VII

                             CONDUCT OF BUSINESS OF

                     THE COMPANY AND HAIN PENDING THE MERGER

                  7.1 Conduct of Business of the Company Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Hain, during the period from the date of this Agreement to the Effective Time, each of the Company and its subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use all commercially reasonable efforts to keep intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would materially impair the ability of the parties to consummate the Merger or the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its subsidiaries to, without the prior written consent of Hain, which consent shall not be unreasonably withheld or delayed:

                  (a) amend its certificate or articles of incorporation or organization or by-laws;

                  (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock (except for the exercise of currently outstanding stock options and except pursuant to the 1994 Non-Employee Director Compensation Plan pursuant to elections currently in effect);

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

                  (d) (i) create, incur, assume, maintain or permit to exist any debt for borrowed money other than under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for its wholly owned subsidiaries in the ordinary course of business and consistent with past practices and subclause (i) above; (iii) make any loans, advances or capital contributions to, or investments in, any other person, except loans, advances, capital contributions or investments not to exceed $50,000 in the aggregate; or (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries;

                  (e) (i) increase in any manner the compensation of (x) any employee except in the ordinary course of business consistent with past practice or (y) except under the terms of any agreement in existence on the date hereof, any of its directors or officers; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into or agree to enter into any agreement or arrangement with such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required under currently existing agreements, plans or arrangements or to extend employee benefits upon termination in the ordinary course of business consistent with past practice; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with, (x) any employee except in the ordinary course of business consistent with past practice or (y) except under the terms of any agreement or policy in existence on the date hereof, any of its directors or officers; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that the Company may enter into agreements with its employees in order to provide incentives to such employees to continue to remain as employees of the Company at least through the Effective Time, so long as the aggregate cost to the Company of such agreements shall not exceed $500,000 in the aggregate and provided, further, that the Company consults with Hain prior to entering into any such agreements;

                  (f) except as otherwise expressly contemplated by this Agreement, enter into any other agreements, commitments or contracts in excess of $50,000 in the aggregate, except agreements, commitments or contracts in the ordinary course of business consistent with past practice;

                  (g) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets (other than in the ordinary course of business) or securities, any sale, transfer, lease, license, pledge, mortgage, or other disposition or encumbrance of a material amount of assets (other than in the ordinary course of business) or securities or any material change in its capitalization, or any entry into a material contract or any amendment or modification of any material contract or any release or relinquishment of any material contract rights;

                  (h) authorize any new capital expenditure or expenditures in excess of $50,000 in the aggregate, other than expenditures that were included in the Company's capital expenditure budget for the current fiscal year, which is attached in Section 7.1 of the Disclosure Schedule;

                  (i) make any change in the accounting methods or accounting practices followed by the Company;

                  (j) settle or compromise any material federal, state, local or foreign Tax liability, make any new material Tax election, revoke or modify any existing Tax election, or request or consent to a change in any method of Tax accounting;

                  (k) take, cause or permit to be taken any action, whether before or after the Effective Date, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code;

                  (l) waive, amend or otherwise alter the Rights Agreement or redeem the Rights, except as contemplated by this Agreement;

                  (m) knowingly do any act or omit to do any act that would result in a breach of any representation by the Company set forth in this Agreement; or

                  (n)  agree to do any of the foregoing.

                  7.2 Conduct of Business of Hain Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by the Company, during the period from the date of this Agreement to the Effective Time, each of Hain and its subsidiaries will use all commercially reasonable efforts to keep substantially intact its business, properties and business relationships and will take no action which would materially adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Hain will not nor will it permit any of its subsidiaries to, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                  (a) amend its certificate of incorporation or by-laws except as set forth in this Agreement;

                  (b) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its subsidiaries, except as otherwise expressly provided in this Agreement;

                  (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any plan of liquidation or dissolution or any sale or disposition of a material amount of its assets (other than in the ordinary course of business; or

                  (d) take, cause or permit to be taken any action, whether before or after the Effective Date, that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code:

                  (e) knowingly do any act or omit to do any act that would result in a breach of any representation by Hain set forth in this Agreement; or

                  (f)  agree to do any of the foregoing.


                                  ARTICLE VIII

                            COVENANTS AND AGREEMENTS

                  8.1  Preparation of the Registration Statement;
                       Stockholder Meeting.

                  (a) As soon as practicable following the date of this Agreement, the Company and Hain shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement shall be included. Each of the Company and Hain shall use commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Joint Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors of the Company shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by Section 8.6, and the recommendation of the Board of Directors of Hain in favor of approval of the issuance of Hain Common Stock in the Merger. In addition, the Joint Proxy Statement will include an amendment to Hain's Certificate of Incorporation changing the name of Hain to The Hain Celestial Group, Inc. The Company shall use commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to its stockholders, and Hain shall use commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Registration Statement becomes effective.

                  (b) The Company and Hain shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. Hain shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Hain Common Stock in the Merger. No filing of, or amendment or supplement to, the Registration Statement will be made by Hain without providing the Company and its counsel the opportunity to review and comment thereon. Hain will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Hain Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Hain, or any of their respective affiliates, officers or directors, should be discovered by the Company or Hain which should be set forth in an amendment or supplement to any of the Registration Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Hain.

                  (c) The Company shall,  as soon as  practicable  following the effectiveness of the Registration Statement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of obtaining the approval and adoption (the "Company Stockholder Approval") of the stockholders of the Company of this Agreement and the Merger and shall, through its
         Board of  Directors,  recommend  to its  stockholders  the approval and adoption of this Agreement and the Merger, and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of approval and adoption of this Agreement and the Merger; provided, however, that such recommendation is subject to
         Section 8.6 hereof.

                  (d) Hain shall, as soon as practicable following the effectiveness of the Registration Statement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Hain Stockholder Meeting") for the purpose of obtaining the approval (the "Hain Stockholder Approval") of the stockholders of Hain of the issuance of shares of Hain Common Stock in the Merger and shall, through its Board of Directors, recommend to its stockholders the issuance of shares of Hain Common Stock in the Merger, and shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the issuance of shares of Hain Common Stock in the Merger.

                  8.2 Letters and Consents of the Company's Accountants. The Company shall use all commercially reasonable efforts to cause to be delivered to Hain all consents required from the Company's independent accountants necessary to effect the registration of the Hain Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby.

                  8.3 Letters and Consents of Hain's Accountants. Hain shall use all commercially reasonable efforts to cause to be delivered to Hain all consents required from its independent accountants necessary to effect the registration of the Hain Common Stock and make any required filing with the SEC in connection with the Merger and the transactions contemplated thereby.

                  8.4  Additional Agreements; Cooperation.

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including using commercially reasonable efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts that are specified in Section 8.4 to the Disclosure Schedule, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations,
         (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings, including, but not limited to, filings under the HSR Act and submissions of information requested by governmental authorities, (vi) provide all necessary information for the Registration Statement and (vii) to fulfill all conditions to this Agreement.

                  (b) Each of the Company and Hain will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between it or its representatives, on the one hand, and the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, on the other hand, with respect to this Agreement, the Merger and the other transactions contemplated hereby. Each of the parties hereto agrees to furnish to the other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act or any other applicable Federal or state statute.

                  8.5 Publicity. The Company and Hain agree to consult with each other in issuing any press release and with respect to the general content of other public statements with respect to the transactions contemplated hereby, and shall not issue any such press release prior to such consultation, except as may be required by law.


                  8.6  No Solicitation.


                  (a) The Company  agrees that it shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of the Company or any of its subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), the Company may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party in all material respects than the confidentiality agreement between the
         Company and Hain dated December 21, 1999 (the "Confidentiality Agreement") to, any person who indicates a willingness to make a Superior Proposal (as hereinafter defined). For all purposes of this Agreement, "Takeover Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving the Company or any of its Significant
         Subsidiaries (as hereinafter defined) or any proposal or offer to acquire, directly or indirectly, 25% or more of any class of equity securities in, 25% or more of any voting securities of, or 25% or more of the assets of, the Company or any of its Significant Subsidiaries. The Company shall cease and cause to be terminated all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. As used herein, a "Significant Subsidiary" means any subsidiary of the Company that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                  (b) Except to the extent permitted below, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, in a manner adverse to Hain, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, (i) the Board of Directors of the Company, to the extent required by its fiduciary obligations and subject to Section 10.2(b) hereof, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), may approve or recommend a Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) and (ii) nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal. For all purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party to acquire the Company pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of the Company determines in good faith (taking into account the advice of any independent financial advisors) to be more favorable to the Company and its stockholders than the Merger (and any revised proposal made by Hain) and for which financing, to the extent required, is then fully committed or reasonably determined to be likely to be available by the Board of Directors of the Company.

                  (c) The Company shall notify Hain promptly (but in no event later than the next business day) after receipt by the Company (or its advisors) of any Takeover Proposal or any request for nonpublic information in connection with a Takeover Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company or its advisors that it is considering making, or has made, a Takeover Proposal. Such notice to shall indicate the identity of the person making the Takeover Proposal, inquiry or contact, and the material terms and conditions of the Takeover Proposal, inquiry or contact.

                  8.7  Access to Information.

                  (a) From the date of this Agreement until the Effective Time, each of the Company and Hain, after reasonable notice, will give the other party and its authorized representatives (including counsel, environmental and other consultants, accountants and auditors) reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of it and its subsidiaries, will permit the other party to make such inspections as it may reasonably require and will cause its officers and those of its subsidiaries, after reasonable notice, to furnish the other party with such financial and operating data and other information with respect to its business and properties as such party may from time to time reasonably request. Notwithstanding the foregoing, nothing in this
         Section 8.7 shall require either the Company or Hain to provide access or information if withholding such disclosure is reasonably determined by the disclosing party's Board of Directors to be required by fiduciary duties.

                  (b) All documents and information furnished pursuant to this agreement shall be subject to the terms and conditions set forth in the Confidentiality Agreement. This provision shall survive any termination of this Agreement.

                  8.8 Notification of Certain Matters. Prior to the Effective Time, the Company or Hain, as the case may be, shall promptly notify the other of (i) its obtaining of actual knowledge as to the matters set forth in clauses
(x) and (y) below, or (ii) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any material failure of the Company or Hain, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

                  8.9 Resignation of Directors. At or prior to the Effective Time, the Company shall deliver to Hain the resignations of such directors of the Company's subsidiaries as Hain shall specify, effective at the Effective Time.

                  8.10 Indemnification and Insurance. For a period of ten (10) years after the Effective Time, (a) Hain and the Surviving Corporation shall maintain in effect the current provisions regarding indemnification of officers and directors contained in the certificate of incorporation and by-laws of the Company and each of its subsidiaries and any directors, officers or employees indemnification agreements of the Company and its subsidiaries, (b) for a period of six (6) years after the Effective Time, Hain and the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Hain may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured in any material respect) with respect to claims arising from facts or events which occurred on or before the Effective Time, and (c) for a period of ten (10) years after the Effective Time, Hain and the Surviving Corporation shall indemnify the directors and officers of the Company to the fullest extent to which Hain or the Surviving Corporation is permitted to indemnify such officers and directors under its certificate of incorporation and by-laws and the DGCL.

                  8.11 Fees and Expenses. Subject to Section 10.2, whether or not the Merger is consummated, the Company and Hain shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that Hain shall bear and pay 66.6% and the Company shall bear and pay 33.3% of the costs and expenses incurred in connection with the filing, printing and mailing of the Joint Proxy Statement (including SEC filing fees).

                  8.12 Affiliates and Pooling Agreements. The Company shall use commercially reasonable efforts to cause each person who is, at the time this Agreement is submitted for adoption by the stockholders of the Company, an "affiliate" of the Company for purposes of Rule 145 under the Securities Act, to deliver to Hain as of the Closing Date, a written agreement substantially in the form attached as Exhibit B hereto. Hain agrees that, after the Effective Time, it will not take any action, and will not permit the Surviving Corporation to take any action, that would prohibit Hain from accounting for the Merger as a "pooling of interests."

                  8.13 Nasdaq Listing. Hain shall cause the Hain Common Stock to be issued in connection with the Merger to be approved for listing on the National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance, prior to the Closing Date.

                  8.14 Stockholder Litigation. Each of the Company and Hain shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against or in the name of the Company or Hain, as applicable, and/or their respective directors relating to the transactions contemplated by this Agreement.

                  8.15  Company Employees.

                  (a) From and after the Effective Time, Hain and the Surviving Corporation will honor and assume, in accordance with their terms, all existing written employment agreements between the Company and any officer, director, or employee of the Company. Hain shall treat employment by the Company prior to the Effective Time the same as employment with Hain for purposes of vesting and eligibility under any employment benefit plan of Hain and its subsidiaries, including the Surviving Corporation.

                  (b) Hain confirms that it is Hain's intention that, until the first anniversary of the Effective Time, subject to applicable law, Hain and the Surviving Corporation will provide salary and benefits to employees of the Company who continue to be employed by the Company after the Effective Time ("Continuing Employees") which will, in the aggregate, be substantially equivalent, in the aggregate, to those currently provided by the Company to its employees. Notwithstanding the foregoing, nothing in this Agreement shall otherwise limit the
         Surviving Corporation's right to amend, modify or terminate any employee benefit plan or arrangement. Hain agrees that any person employed by the Company at the Effective Time whose employment is terminated by the Surviving Corporation on or prior to the first anniversary of the Effective Time shall be provided severance benefits substantially equivalent, in the aggregate, to those currently provided under the Company's severance policies.

                  (c) Prior to the Effective Time, unless such action will effect the "pooling of interest" accounting treatment of the Merger, the Company will terminate the Employee Stock Ownership Plan of the Company ("ESOP") and will vest all participants in accordance with the terms of the ESOP. To the extent that shares of Company Common Stock held by the ESOP have not been distributed to participants prior to the Closing Date, such shares shall be converted into Hain Company Stock on the Closing Date in accordance with the provisions of Article III without further action by any participant. The Company will submit the ESOP to the Internal Revenue Service for a determination of qualification on termination prior to the Closing Date.

                  (d) From and after the Effective Time, Hain or the Surviving Corporation will honor and assume, in accordance with its terms, the Company's Employee Stock Purchase Plan ("Employee Stock Purchase Plan"), provided however that Hain and the Surviving Corporation reserve the right in accordance with the terms of the Employee Stock Purchase Plan and to the extent permitted by law, to terminate the Employee Stock Purchase Plan at any time following the Effective Date. Participants in the Employee Stock Purchase Plan who already have Company Common Stock in their share accounts shall be entitled to receive Hain Common Stock in accordance with the provisions of Article III without further action by any participant.

                  (e) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, Hain or the Surviving Corporation shall assume all of the obligations of the Company under the Company's Incentive and Non-Qualified Stock Option Plan, the Company's 1993 Long-Term Incentive Plan, the Company's 1994 Non-Employee Director Compensation Plan and any other option agreement pursuant to which the Company has issued stock options (collectively, the "Stock Option Plans"),with the effect that each option to purchase shares of Company Common Stock that is outstanding under the Stock Option Plans immediately prior to the Effective Time shall be assumed by Hain or the Surviving Corporation in such a manner that each such option shall be exercisable on the same terms and conditions as under the applicable Stock Option Plan and shall vest in accordance with the vesting schedule applicable to such option prior to such assumption(taking into account any vesting which may occur as a result of the Merger), except that (i) each such option shall be exercisable for the number of Hain Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock subject to such option multiplied by the Exchange Ratio, and (ii) the option price per share of Hain Common Stock shall be an amount equal to the option price per share of Company Common Stock subject to such option in effect immediately prior to the Closing Date divided by the Exchange Ratio (rounded up to the nearest whole cent). Notwithstanding in the foregoing, after the Effective Time, Hain may, at its option, adopt or amend substitute option plans to provide substantially similar benefits for any of the aforementioned plans.

                  (f) From and after the Effective Time, Hain or the Surviving Corporation will honor and assume, in accordance with its terms, the Thrift Plan of the Company ("Thrift Plan"), provided however that Hain and the Surviving Corporation reserve the right in accordance with the terms of the Thrift Plan and to the extent permitted by law, to terminate the Thrift Plan, merge the Thrift Plan or transfer assets and liabilities from the thrift Plan to a 401(k) plan sponsored by Hain or an affiliate.

                                   ARTICLE IX

                              CONDITIONS TO CLOSING

                  9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approvals. Company Stockholder Approval and Hain Stockholder Approval shall have been obtained.


                  (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger.

                  (d) Pooling of Interests; Consents. The Merger shall qualify for "pooling of interests" accounting treatment, and the Company and Hain shall each have received letters to that effect from each of Ernst & Young LLP, independent auditors for Hain, and Deloitte & Touche LLP, independent auditors for the Company, dated the Closing Date. Hain shall have received all consents required from the independent accountants in connection with the filing of the Registration Statement necessary to effect the registration of the Hain Common Stock.

                  (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and no stop order or similar restraining order shall be threatened or entered by the SEC or any state securities administration preventing the Merger.

                  (f) Nasdaq Listing. The shares of Hain Common Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the National Market System of The Nasdaq Stock Market, Inc., subject to official notice of issuance.

                  (g) Consents and Approvals. All necessary consents and approvals of any United States or any other governmental authority or any other third party required for the consummation of the transactions contemplated by this Agreement shall have been obtained; except for such consents and approvals the failure to obtain which individually or in the aggregate would not have a material adverse effect on Hain.

                  9.2 Conditions to Obligations of Hain. The obligation of Hain to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth herein, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of earlier date, in which case as of such date). The Company shall have delivered to Hain an officer's certificate, in form and substance satisfactory to Hain and its counsel, to the effect of the matters stated in this Section 9.2(a),
         Section 9.2(b) and Section 9.2(c).

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change. Except as disclosed in the Company Current SEC Reports, at any time after September 30, 1999, there shall not have occurred any material adverse change in the general affairs, management, business, operations, assets, condition
         (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole.

                  (d) Affiliate Letters. Hain shall have received from each affiliate of the Company a written agreement substantially in the form attached as Exhibit B hereto as set forth in Section 8.12.

                  (e) Tax Opinion. Hain shall have received an opinion of Cahill Gordon & Reindel, counsel to Hain, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code; that each of Hain, Hain Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; that no gain or loss will be recognized by a stockholder of the Company on the exchange of Company shares for the Merger Consideration pursuant to the Merger (except with respect to any cash received in lieu of a fractional share).

                  9.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Hain set forth herein, to the extent qualified with respect to materiality, shall be true and correct in all respects, and to the extent not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). Hain shall have delivered to the Company an officer's certificate, in form and substance satisfactory to the Company and its counsel, to the effect of matters stated in this Section 9.3(a),
         Section 9.3(b) and Section 9.3(c).

                  (b) Performance of Obligations of Hain and Hain Subsidiary. Hain and Hain Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

                  (c) No Material Adverse Change. Except as disclosed in the Hain Current SEC Reports, at any time after June 30, 1999, there shall not have occurred any material adverse change in the general affairs, management, business, operations, assets, condition (financial or otherwise) or prospects of Hain and its subsidiaries, taken as a whole.

                  (d) Tax Opinion. The Company shall have received an opinion of Bartlit Beck Herman Palenchar & Scott, dated on or about the Closing Date, based upon such representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code; that each of Hain, Hain Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; that no gain or loss will be recognized by a stockholder of the Company on the exchange of Company Shares for the Merger Consideration pursuant to the Merger (except with respect to any cash received in lieu of a fractional share).

                                    ARTICLE X

                                   TERMINATION

                  10.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement by the Company's stockholders:

                  (a)  by mutual written consent of the Company and Hain;

                  (b)  by either the Company or Hain:

                           (i) if the Merger shall not have been consummated by December 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) if the Company Stockholder Approval or Hain Stockholder Approval shall not have been obtained at a Company Stockholder Meeting or Hain Stockholder Meeting, as the case may be, duly convened therefor or at any adjournment or postponement thereof; or

                           (iii) if any Restraint having any of the effects set forth in Section 9.1(c) shall be in effect and shall have become final and nonappealable;

                  (c) by Hain, (i) if the Board of Directors of the Company shall withdraw, modify, condition, qualify or otherwise change its recommendation of approval and adoption of this Agreement or the Merger in a manner adverse to Hain or (ii) if prior to the Company Stockholder Meeting, the Board of Directors of the Company approves an agreement to effect a Superior Proposal in accordance with Section 8.6(b);

                  (d) by Hain, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (which breach is not cured within 15 business days after receipt by the Company of a written notice of such breach from Hain specifying the breach and requesting that it be cured);

                  (e) by the Company (i) if the Board of Directors of Hain shall withdraw, modify, condition, qualify or otherwise change its recommendation of approval and adoption of this Agreement and the Merger in a manner adverse to the Company or (ii) if, prior to the Company Stockholder Meeting, the Board of Directors of the Company approves an agreement to effect a Superior Proposal in accordance with
         Section 8.6(b); and

                  (f) by the Company, if Hain shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (which breach is not cured within 15 business days after receipt by Hain of a written notice of such breach from the Company specifying the breach and requesting that it be cured).

                  10.2  Effect of Termination.

                  (a) The termination of this Agreement shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article X, this Agreement shall become void and have no effect, with no liability on the part of any party (except as provided in paragraphs (b), (c), (d) or (e) below) or its stockholders or directors or officers in respect thereof except for agreements which survive the termination of this Agreement and except for liability that Hain or the Company might have arising from a breach of this Agreement.

                  (b) In the event of a termination of this Agreement (i) by Hain pursuant to Section 10.1(c) or Section 10.1(d)(if the breach or failure to perform is due to the Company's intentional or bad faith acts) or (ii) by the Company pursuant to Section 10.1(e)(ii), then the Company shall pay Hain by wire transfer of immediately available funds to an account specified by Hain (i) within two business days of receiving the documentation described below up to $3,000,000 to reimburse Hain for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) within two business days of such termination, a fee of $8,000,000 as liquidated damages.

                  (c) In the event of a termination of this Agreement by Hain pursuant to Sections 10.1(b)(ii) (in the event Company Stockholder Approval is not obtained) or 10.1(d)(if the breach or failure to perform is due to circumstances other than those set forth in Section 10.2(b)), then the Company shall pay Hain by wire transfer of immediately available funds to an account specified by Hain within two business days of receiving the documentation described below up to $3,000,000 to reimburse Hain for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby; provided in the event that at any time within the twelve months following termination of this Agreement under the circumstances set forth in this Section 10.2(c), the Company executes a definitive agreement which is consummated within eighteen months with any third party other than Hain relating to a Superior Proposal, than the Company shall within two business days of the date of the execution of such definitive agreement pay Hain by wire transfer of immediately available funds to an account specified by Hain a fee of $8,000,000 as liquidated damages.

                  (d) In the event of a termination of this Agreement by the Company pursuant to Section 10.1(e)(i) or Section 10.1(f) (if the breach or failure to perform is due to Hain's intentional or bad faith acts), then Hain shall pay the Company by wire transfer of immediately available funds to an account specified by the Company (i) within two business days of receiving the documentation described below up to $3,000,000 to reimburse the Company for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby and (ii) within two business days of such termination, a fee of $8,000,000 as liquidated damages.

                  (e) In the event of a termination of this Agreement by the Company pursuant to Sections 10.1(b)(ii) (in the event Hain Stockholder Approval is not obtained) or 10.1(f) (if the breach or failure to perform is due to circumstances other than those set forth in Section 10.2(d)), then Hain shall within two business days of receiving the documentation described below pay the Company by wire transfer of immediately available funds to an account specified by the Company up to $3,000,000 to reimburse the Company for its documented fees and expenses (including the fees and expenses of counsel, accountants, consultants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby.

                  (f) By agreeing to liquidated damages in Sections 10.2(b), (c) and (d), the parties acknowledge that (i) such liquidated damages are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and (ii) such liquidated damages are necessary because actual damages arising from the loss of opportunity would not be determinable with any degree of certainty. If a party fails to promptly pay the liquidated damages due under Sections 10.2(b), (c) and (d), the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such damages were required to be paid.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 11.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  11.2 Waiver. At any time prior to the Effective Date, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

                  11.3  Notices.

                  (a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to such other party's address.

                  If to Hain or Hain Subsidiary:

                           The Hain Food Group, Inc.
                           50 Charles Lindbergh Boulevard
                           Uniondale, New York  11553

                           Facsimile No.:  (516) 237-6240
                           Attention:  President

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005

                           Facsimile No.:  (212) 269-5420
                           Attention:  Roger Meltzer, Esq.

                  If to the Company:

                           Celestial Seasonings, Inc.
                           4600 Sleepytime Drive
                           Boulder, Colorado 80301-3292
                           Facsimile No.:  (303) 939-8444
                           Attention:  Chairman and President

                           with a copy to:
                           Bartlit Beck Herman Palenchar
                              & Scott

                           The Kittredge Building
                           511 Sixteenth Street
                           Denver, Colorado 80202

                           Facsimile No.:  (303) 592-3140
                           Attention:  Thomas R. Stephens, Esq.

                  (b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  11.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.5 Interpretation. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, "person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof; "subsidiary" of any person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more subsidiaries thereof or (ii) any other person (other than a corporation) in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, have at least a majority ownership and voting power relating to the policies, management and affairs thereof; and "voting stock" of any person means capital stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency. In determining whether a material adverse effect has occurred in connection with the business or prospects of the Company, month to month fluctuations in sales either (i) consistent with historical performance or (ii) resulting from requests relating to the conduct of the Company's business received from Hain after the date hereof but prior to the Effective Time, shall not be deemed to constitute a material adverse effect.

                  11.6 Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of each of Hain and the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders; and provided further, that this Agreement shall not be amended after the Effective Time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                  11.7 No Third Party Beneficiaries. Except for the rights set forth under Section 8.10, nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

                  11.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                  11.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

                  11.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  11.11 No Recourse Against Others. No director, officer or employee, as such, of Hain, Hain Subsidiary or the Company or any of their respective subsidiaries shall have any liability for any obligations of Hain, Hain Subsidiary or the Company, respectively, under this Agreement for any claim based on, in respect of or by reasons of such obligations or their creation.

                  11.12 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be executed by their duly authorized officers all as of the day and year first above written.

                                             THE HAIN FOOD GROUP, INC.


                                              By: /s/ Irwin D. Simon
                                              Name:  Irwin D. Simon
                                              Title:  President and Chief
                                                       Executive Officer


                                              CELESTIAL SEASONINGS, INC.


                                              By:/s/ Mo Siegel
                                              Name: Mo Siegel
                                              Title: Chairman

                                   EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           CELESTIAL SEASONINGS, INC.

1........NAME.  The name of the corporation is Celestial Seasonings, Inc.
(the "Company").

2........REGISTERED  OFFICE.  The  address  of  the  Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3........PURPOSES.  The  purpose  for  which  the  Company  is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

4........CAPITAL STOCK. The Company is authorized to issue one class of stock which is designated Common Stock. The total number of shares of Common Stock which the Company shall have authority to issue is: 100 shares of Common Stock, par value of $.01 per share.

5........EXISTENCE.  The Company is to have perpetual existence.

6........BY-LAWS.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Company is expressly authorized to make, alter or repeal the by-laws of the Company.

7........ELECTION OF DIRECTORS.  Elections of directors need not be by written ballot unless the by-laws of the Company shall so provide.

8........MEETINGS;  CORPORATE BOOKS.  Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Company may be kept (subject to any provision of law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Company.

9........AMENDMENT  AND/OR REPEAL OF CERTIFICATE.  The Company
reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.......DIRECTOR'S  LIABILITY.  No  director  of the  Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

                                   EXHIBIT B

                      [FORM OF COMPANY AFFILIATE LETTER]


Ladies and Gentlemen:

                  I have been advised that I may be considered to be an "affiliate" of Celestial Seasonings, Inc. (the "Company") for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and for purposes of generally accepted accounting principles as such term relates to pooling of interests accounting treatment for certain business combinations or the Securities and Exchange Commission's Staff Accounting Bulletin No. 65.

                  The Hain Food Group, Inc. ("Hain") and the Company have entered into an Agreement and Plan of Merger dated as of March 5, 2000 (the "Merger Agreement"). Upon consummation of the transactions contemplated by the Merger Agreement (the "Merger"), I will receive shares of capital stock of Hain for all of the shares of capital stock of the Company owned by me or as to which I may be deemed a beneficial owner. I own ______ shares of common stock of the Company. Such shares (including the rights attached thereto) will be converted in the Merger into shares of common stock of Hain as described in the Merger Agreement. The shares of Company capital stock and Hain capital stock owned by me or as to which I may deem to be a beneficial owner prior to the Merger are hereinafter collectively referred to as the "Pre-Merger Stock" and the shares of Hain capital stock received by me in the Merger are hereinafter collectively referred to as the "Exchange Stock." This agreement is hereinafter referred to as the "Letter Agreement."

                  I represent and warrant to, and agree with, the Company and Hain that:

                  A. I have read this Letter Agreement and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Pre-Merger Stock and Exchange Stock, to the extent I felt necessary, with my counsel or counsel for the Company.

                  B. The shares of common stock of Hain that I shall receive in exchange for my shares of common stock of the Company are not being acquired by me with a view to their distribution except to the extent and in the manner provided for in paragraph (d) of Rule 145 under the Securities Act.

                  C. I agree with you not to dispose of any such shares of common stock of Hain in any manner that would violate Rule 145.

                  I further agree with you that the certificate or certificates representing such shares of common stock of Hain may bear a legend referring to the restrictions on disposition thereof in accordance with the provisions of the foregoing paragraph and that stop transfer instructions may be filed with respect to such shares with the transfer agent for such shares.

                  D. I understand that stop transfer instructions will be given to the Company, Hain and their respective transfer agents, as the case may be, with respect to the shares of Pre-Merger Stock and the Exchange Stock in connection with the restrictions set forth herein.

                  E. Notwithstanding the foregoing and any other agreements on my part in connection with the Pre-Merger Stock and the Exchange Stock, I hereby agree (i) that I will not sell or otherwise reduce my risk relative to any shares of Pre-Merger Stock during the period of thirty days prior to the effective date of Merger and (ii) that I will not sell or otherwise reduce my risk relative to any shares of Exchange Stock until financial results covering at least thirty days of combined operations have been published following the effective date of the Merger so as to ensure that the Merger qualified as a pooling of interests for accounting purposes.

                  It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to the terms thereof.

                  The agreements made by me in the foregoing paragraphs are on the understanding and condition that you agree, in the event that any shares may be disposed of in accordance with the provisions of paragraph E above, to deliver in exchange for the certificate or certificates representing such shares a new certificate or certificates representing such shares not bearing the legend and not subject to the stop transfer instruction referred to in paragraph D above, and so long as I hold shares of stock subject to the provisions of this agreement (but not for a period in excess of two years from the date of consummation of the Merger) to file with the Securities and Exchange Commission or otherwise make publicly available all information about Hain, to the extent available to you without unreasonable effort or expense, necessary to enable me to resell shares under the provisions of paragraph (d) of Rule 145.

                  This Letter Agreement shall be binding on my heirs, legal representatives and successors.

                                                Very truly yours,



                                               [Name of Stockholder]
                                               By:________________________*
                                               Name:
                                               Title:

*To be completed if the stockholder is an entity other than an individual

                                EXHIBIT 10.1

                              VOTING AGREEMENT

         VOTING AGREEMENT made this 5th day of March, 2000 (the "Agreement"), between Irwin D. Simon (the "Stockholder"), in his capacity as a stockholder of The Hain Food Group, Inc., a Delaware corporation (the "Company"), and Celestial Seasonings, Inc., a Delaware corporation("Celestial").


                                 R E C I T A L S

         Concurrently with the execution of this Agreement, Celestial and the Company have entered into a Merger Agreement dated as of the date of this Agreement (the "Merger Agreement") pursuant to which a subsidiary of the Company to be formed will merge with and into Celestial (the "Merger"). The transactions contemplated by the Merger Agreement are collectively referred to as the "Transactions."

         In order to induce Celestial to enter into the Merger Agreement with the Company, Celestial has requested, and the Stockholder has agreed, that the Stockholder enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                Voting Agreement

         The Stockholder hereby agrees with Celestial as follows:

         1.1. Voting of Shares. (a) At any meeting of the stockholders of the Company, however called, at every adjournment of any such meeting, and in connection with any written consent of the stockholders of the Company, the Stockholder will cause all of his Shares to be voted, during the term of this Agreement, in favor of (i) the Merger and the approval and adoption of the Merger Agreement, and (ii) all other Transactions as to which stockholders of the Company are called upon to vote.

         For purposes of this Agreement, (i) "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, and (ii) "Shares" shall mean any and all shares of capital stock of the Company which are entitled to vote in any election of the board of directors of the Company now owned and/or subsequently acquired by the Stockholder through purchase, gift, stock splits, stock dividends and the exercise of stock options.

          (b) The Stockholder agrees that during the term of this Agreement, the Stockholder shall attend or otherwise participate in all duly called stockholder meetings and any adjournments of such meetings and in all actions by written consent of stockholders in which the Merger or any Transaction is being considered.

           (c) The parties  hereto  agree and  acknowledge  that nothing in this
Article I or any other part of this Agreement shall be construed as requiring the Stockholder to propose, endorse, approve or recommend the Merger Agreement or the transactions contemplated thereby in the Stockholder's capacity as a director of the Company in any manner inconsistent with his fiduciary duties as director.

         1.2. No Proxies or Encumbrances. The Stockholder shall not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares in a manner which would be inconsistent with the provisions of this Agreement, (ii) sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of his Shares or any interest therein except (A) for Permitted Transfers to Permitted Transferees (as such terms are defined below) or (B) any other disposition by the Stockholder of up to 100,000 of his Shares in the aggregate or (iii) seek or solicit any of the foregoing. For purposes of this Agreement, (i) "Permitted Transferee" means any Person controlled, directly or indirectly, by Stockholder, Stockholder's spouse and children, and any trust for the benefit of Stockholder, Stockholder's spouse or children, and (ii) each transfer to a Permitted Transferee shall constitute a "Permitted Transfer" only if it is a:

     (i) transfer to a Permitted Transferee and, in the case of a Permitted Transferee, transfer to the Stockholder or to other Permitted Transferees of Stockholder; provided that, any such Permitted Transferee shall enter into a supplement to this Agreement, consented to in writing by Celestial, agreeing to be bound by the terms of this Agreement; or

     (ii) pledge to a bank or securities firm of Stockholder's Shares securing a bona fide loan; provided that the pledge agreement with the pledgee shall provide that the Stockholder shall continue at all times to have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to such pledged Shares; and provided further that any pledge agreement that Stockholder enters into shall provide that the pledgee shall give written notice to Celestial at least 10 days prior to the date such pledgee takes any action to exercise any remedies with respect to such Shares;

provided that no such transfer is in violation of applicable federal or state securities laws.

                                    ARTICLE 2

                         Representations and Warranties

         The Stockholder represents and warrants to Celestial as follows:

         2.1. Valid Title. The Stockholder is the true and lawful owner of 100% of the Shares set forth next on the signature page to this Agreement, with full power to vote and dispose of such Shares, and there are no restrictions on the Stockholder's voting rights or rights of disposition pertaining to such Shares which would be inconsistent with this Agreement or interfere with Stockholder's performance of this Agreement.

         2.2. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of the Stockholder or to a loss of any material benefit of the Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Stockholder.

         2.3. Authorization. The execution, delivery and performance by the Stockholder of this Agreement are within the Stockholder's powers and have been duly authorized by all necessary actions.

         2.4. Binding Effect. This Agreement constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

         2.5. No Other Shares. The number of Shares set forth on the signature page to this Agreement are the only Shares owned by the stockholder.

                                    ARTICLE 3

                                  Miscellaneous

         3.1. Notices. All notices, requests and other communications to any party hereunder shall be deemed to have been duly given when delivered in person, by telegram, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature pages hereto.

         3.2. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         3.3.  Termination.   This Agreement shall automatically terminate upon
termination of the Merger Agreement in accordance with its terms.

         3.4. Severability. If any provision of this Agreement or the application of such provision to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

         3.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

         3.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of the Stockholder, the heirs and executors of the Stockholder); provided that, except as permitted by Section 1.2 or by will or intestacy, no party may assign, delegate or otherwise transfer all or any of his or its rights or obligations under this Agreement without the consent of the other party hereto.

         3.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received counterparts (or signature pages) hereof signed by all of the other parties.

         3.8. Governing Law; Specific Performance. The terms of this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws). Each of the parties acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

         3.9. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         3.10. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any Person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

         3.11. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked prior to termination of this Agreement in accordance with Section 3.3, except by written consent of Celestial.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the day and year first above written.

                                     Celestial Seasonings, Inc.


                                     By:  Mo Siegel
                                     Its: Chairman

                                     Address:  4600 Sleepytime Drive
                                               Boulder, CO  80301-3292


                                     Stockholder:



                                     /s/ Irwin D. Simon
                                     Irwin D. Simon

                                     Number of Shares Owned: 705,378

                                     Address: 50 Charles Lindbergh Boulevard,
                                     Uniondale, New York 11553

                                                              EXHIBIT 10.2



                                VOTING AGREEMENT

                  VOTING AGREEMENT made this 5th day of March, 2000 (the "Agreement"), between Mo Siegel (the "Stockholder"), in his capacity as a stockholder of Celestial Seasonings, Inc., a Delaware corporation (the "Company"), and The Hain Food Group, Inc., a Delaware corporation ("Hain").

                                 R E C I T A L S


                  Concurrently with the execution of this Agreement, Hain and the Company have entered into a Merger Agreement dated as of the date of this Agreement (the "Merger Agreement") pursuant to which a subsidiary of Hain to be formed will merge with and into the Company (the "Merger"). The transactions contemplated by the Merger Agreement are collectively referred to as the "Transactions."

                  In order to induce Hain to enter into the Merger Agreement with the Company, Hain has requested, and the Stockholder has agreed, that the Stockholder enter into this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                Voting Agreement

                  The Stockholder hereby agrees with Hain as follows:

                  1.1. Voting of Shares. (a) At any meeting of the stockholders of the Company, however called, at every adjournment of any such meeting, and in connection with any written consent of the stockholders of the Company, the Stockholder will cause all of his Shares to be voted, during the term of this Agreement, in favor of (i) the Merger and the approval and adoption of the Merger Agreement, and (ii) all other Transactions as to which stockholders of the Company are called upon to vote.

                  For purposes of this Agreement, (i) "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, and (ii) "Shares" shall mean any and all shares of capital stock of the Company which are entitled to vote in any election of the board of directors of the Company now owned and/or subsequently acquired by the Stockholder through purchase, gift, stock splits, stock dividends and the exercise of stock options.

                  (b) The Stockholder agrees that during the term of this Agreement, the Stockholder shall attend or otherwise participate in all duly called stockholder meetings and any adjournments of such meetings and in all actions by written consent of stockholders in which the Merger or any Transaction is being considered.

                  (c) The parties hereto agree and acknowledge that nothing in this Article I or any other part of this Agreement shall be construed as requiring the Stockholder to propose, endorse, approve or recommend the Merger Agreement or the transactions contemplated thereby in the Stockholder's capacity as a director of the Company in any manner inconsistent with his fiduciary duties as director.

                  1.2. No Proxies or Encumbrances. The Stockholder shall not (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Shares in a manner which would be inconsistent with the provisions of this Agreement, (ii) sell, assign, transfer, encumber or otherwise dispose of or enter into any contract, option or other arrangement or understanding with respect to, the direct or indirect sale, assignment, transfer, encumbrance or other disposition of any of his Shares or any interest therein except for Permitted Transfers to Permitted Transferees (as such terms are defined below) or (iii) seek or solicit any of the foregoing. For purposes of this Agreement, (i) "Permitted Transferee" means any Person controlled, directly or indirectly, by Stockholder, Stockholder's spouse and children, and any trust for the benefit of Stockholder, Stockholder's spouse or children, and (ii) each transfer to a Permitted Transferee shall constitute a "Permitted Transfer" only if it is a:

                    (i) transfer to a Permitted Transferee and, in the case of a Permitted Transferee, transfer to the Stockholder or to other Permitted Transferees of Stockholder; provided that, any such Permitted Transferee shall enter into a supplement to this Agreement, consented to in writing by Hain, agreeing to be bound by the terms of this Agreement; or

                   (ii) pledge to a bank or securities firm of Stockholder's Shares securing a bona fide loan; provided that the pledge agreement with the pledgee shall provide that the Stockholder shall continue at all times to have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to such pledged Shares; and provided further that any pledge agreement that Stockholder enters into shall provide that the pledgee shall give written notice to Hain at least 10 days prior to the date such pledgee takes any action to exercise any remedies with respect to such Shares;

provided that no such transfer is in violation of applicable federal or state securities laws.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

                  The Stockholder represents and warrants to Hain as follows:

                  2.1. Valid Title. The Stockholder is the true and lawful owner of 100% of the Shares set forth next on the signature page to this Agreement, with full power to vote and dispose of such Shares, and there are no restrictions on the Stockholder's voting rights or rights of disposition pertaining to such Shares which would be inconsistent with this Agreement or interfere with Stockholder's performance of this Agreement.

                  2.2. Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby, do not and will not contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any material right or obligation of the Stockholder or to a loss of any material benefit of the Stockholder under any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding on the Stockholder.

                  2.3. Authorization. The execution, delivery and performance by the Stockholder of this Agreement are within the Stockholder's powers and have been duly authorized by all necessary actions.

                  2.4. Binding Effect. This Agreement constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

                  2.5.     No Other Shares.    The number of Shares set forth
on the signature page to this Agreement are the only Shares owned by the Stockholder.


                                    ARTICLE 3

                                  Miscellaneous

                  3.1. Notices. All notices, requests and other communications to any party hereunder shall be deemed to have been duly given when delivered in person, by telegram, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature pages hereto.

                  3.2. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is In writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  3.3.     Termination.   This Agreement shall automatically
terminate upon termination of the Merger Agreement in accordance with its terms.

                  3.4. Severability. If any provision of this Agreement or the application of such provision to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

                  3.5. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

                  3.6. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (and, in the case of the Stockholder, the heirs and executors of the Stockholder); provided that, except as permitted by
Section 1.2 or by will or intestacy, no party may assign, delegate or otherwise transfer all or any of his or its rights or obligations under this Agreement without the consent of the other party hereto.

                  3.7. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party shall have received counterparts (or signature pages) hereof signed by all of the other parties.

                  3.8. Governing Law; Specific Performance. The terms of this Agreement shall be construed in accordance with and governed by the law of the State of Delaware (without regard to principles of conflict of laws). Each of the parties acknowledges and agrees that the parties' respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law, each party, without posting any bond, shall be entitled to seek equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

                  3.9. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                  3.10. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to its Shares and shall be binding upon any Person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

                  3.11. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked prior to termination of this Agreement in accordance with Section 3.3, except by written consent of Hain.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or caused this Agreement to be duly executed by their respective authorized officers or representatives, as of the day and year first above written.

                            The Hain Food Group, Inc.

                             By: /s/ Irwin D. Simon
                             Its:President and Chief Executive Officer

                             Address:   50 Charles Lindbergh Boulevard,
                                        Uniondale, New York 11553



                             Stockholder:



                             /s/ Mo Siegel
                             Mo Siegel

                             Number of Shares Owned:  243,728*
                            *Includes 733 ESOP shares

                            Address:    1919 14th Street
                                        Suite 609
                                        Boulder, CO  80302-5325

                                 Exhibit 99.1

                               THE HAIN FOOD GROUP

                           50 Charles Lindbergh Blvd.

                               Uniondale, NY 11553

                                 (516) 237-6200

                               Fax: (516) 237-6240

                   THE HAIN FOOD GROUP TO MERGE WITH CELESTIAL

              SEASONINGS, INC., THE MARKET LEADER IN SPECIALTY TEAS

            -- Combination Creates Powerhouse in the Natural Organic

                         Foods and Beverage Category --

         -- Transaction Expected to be Immediately Accretive to Earnings

                                  Per Share --

UNIONDALE, NY AND BOULDER, CO -- March 6, 2000 -- The Hain Food Group (NASDAQ:HAIN), the leading natural and organic food company, and Celestial Seasonings, Inc. (NASDAQ:CTEA), the market leader in specialty teas, today announced that they have signed a definitive agreement to combine their operations. The transaction is expected to be accretive to Hain's earnings per share in the first year of combined operations, excluding non-recurring charges associated with the merger.

                  The name of the combined company will be The Hain Celestial Group, Inc., and it will continue to trade under the stock symbol HAIN. Irwin Simon, currently president and chief executive officer of The Hain Food Group, will be chairman, president and chief executive officer of The Hain Celestial Group Inc., and Mo Siegel, currently chairman of Celestial Seasonings, will be vice-chairman of The Hain Celestial Group, Inc. Hain's Board of Directors will increase from eight to eleven, with Mo Siegel and two other members of Celestial Seasonings' Board joining the expanded Board.

                  The consolidation further establishes Hain's leading position in natural foods, in which it currently maintains major shares in 12 of the top 15 categories. By leveraging Celestial Seasonings' leading market position, The Hain Celestial Group, Inc. will become the leader in the third most important category and, at the same time, will capitalize on Celestial's leading market presence in the food, drug and retail mass market channel. In addition, this combination will benefit from the alliance between Hain and H. J. Heinz by expanding distribution of Celestial Seasonings' specialty teas through Heinz's international and foodservice channels. Combined total pro forma sales for The Hain Celestial Group are expected to be approximately $430 million for the fiscal year ending June 30, 2000.

                  Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, 1.265 shares of Hain common stock will be exchanged for each outstanding Celestial Seasonings share. Based on the closing market price of Hain stock an Friday, March 3, 2000, the transaction has a value of approximately $390 million, including the assumption of net debt. The merger is expected to be accounted for as a pooling of interests and will be treated as a tax-free reorganization for all shareholders.

                  Mr. Simon remarked, "Celestial Seasonings has one of the most recognized consumer brand names in the food industry. This merger forms a powerhouse in the natural foods industry, and creates immediate value for the shareholders of both companies. The transaction combines Hain, with its experience in selling to specialty natural foods markets, and Celestial Seasonings, which has great expertise in successfully reaching the retail mass market. The combination consolidates Hain's position at the top of the natural foods market, gives us leadership in the fast-growing category of specialty teas, and creates tremendous growth opportunities by leveraging the combined selling and distribution strengths of both brand portfolios."

                  Mr. Siegel commented, "I am thrilled that Celestial Seasonings will combine with Hain, as our distribution channels are extremely complementary. We sell 80% of our products through retail mass market channels; Hain sells approximately 60% through natural foods channels. This combination will expand the reach for all of our brands. This consolidation will accelerate growth for both companies in the fast growing natural products industry. It fulfills our long-standing intention to have the size and capabilities to make a significant positive difference in the health habits of millions of people."

                  "We expect that Celestial Seasonings' investors and employees will greatly benefit from the growth opportunities provided by Hain," noted Steve Hughes, president and CEO of Celestial Seasonings, Inc.

                  The US natural and organic food category represents a $20 billion business growing 15 to 18 percent annually. The US market for natural and organic foods includes $12 billion in sales in specialty stores (natural and organic food shops) and $8 billion through traditional supermarkets.

                  Last year, Celestial Seasonings' sales of specialty teas were in excess of $100 million, representing a 50% market share in the herbal tea segment and 32% of the total specialty tea Category. Celestial Seasonings currently sells more than 50 varieties of teas, including herbal, green, wellness, and chai, in major supermarkets and natural food markets in the US and some 40 other countries.

                  Completion of the transaction, which is subject to the approval of the stockholders of both companies and customary regulatory approvals, is expected to occur in approximately June, 2000, before the beginning of Hain's fiscal year 2001.

About The Hain Food Group

The Hain Food Group, headquartered in Uniondale, NY, is a natural, specialty and snack food company. The Company is a leader in 12 of the top 15 natural food categories, with such well-known natural food brands as Hain Pure Foods(R), Westbrae(R), Westsoy(R), Arrowhead Mills(R), Health Valley(R), Breadshop's(R), Casbah(R), Garden of Eatin(R), Terra Chips(R), DeBoles(R), Earth's Best(R), and Nile Spice(TM). The Company's principal specialty and snack food product lines include Hollywood(R) cooking oils, Estee(R) sugar-free products, Weight Watchers(R) dry and refrigerated products, Kineret(R) kosher foods, Boston Better Snacks(R), Hain's Premium Snacks(R) and Alba Foods(R). Hain's Internet website is www.thefoodgroup.com.

About Celestial Seasonings

Celestial Seasonings, Inc. is the largest manufacturer and marketer of specialty hot teas in the United States. The company makes a broad selection of flavorful Herbal, Green, Wellness, Organic and Chai teas. The company's most recognized tea products include Sleepytime(R) --America's favorite herb tea--Lemon Zinger(R), Red Zinger(R), and Tension Tamer(R). The company also markets a line of herbal supplements including Ginseng Energy(TM), Gingko Sharp(TM) and Mood Mender(TM) with St. John's Wort. Celestial's Internet website is www.celestialseasonings.com.

Statements made in this Press Release that state the intentions, beliefs, expectations or predictions of The Hain Food Group, Celestial Seasonings, Inc. or their respective managements for the future are forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in filings of each of The Hain Food Group and Celestial Seasonings, Inc. with the U.S. Securities and Exchange Commission. Copies of these filings may be obtained by contacting The Hain Food Group or Celestial Seasonings, Inc. as applicable, or the SEC.

INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO (THE "JOINT PROXY STATEMENT/PROSPECTUS") WHICH WILL BE PREPARED BY THE HAIN FOOD GROUP AND CELESTIAL SEASONINGS, INC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN INFORMATION IMPORTANT TO INVESTORS. WHEN COMPLETED, THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE SHAREHOLDERS OF EACH COMPANY. COPIES OF THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE AVAILABLE FOR FREE BY CONTACTING THE HAIN FOOD GROUP OR CELESTIAL SEASONINGS, INC. OR AT THE SEC'S WEBSITE AT WWW.SEC.GOV.

                                       ###